                                                                   EXHIBIT 25.02


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA
- --------------------------------------------------------------------------------
               (Exact name of Trustee as specified in its charter)


- -----------------------------------                      73-1280339
     (State of incorporation                (I.R.S. Employer Identification No.)
     if not a National Bank)

211 North Robinson
11th Floor North Tower
Oklahoma City, Oklahoma                                      73102
(Address of Trustee's principal executive offices)         (Zip Code)

                        OKLAHOMA GAS AND ELECTRIC COMPANY
- --------------------------------------------------------------------------------
               (Exact name of Obligor as specified in its charter)

          OKLAHOMA                                         73-0382390
- -----------------------------------         ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


- --------------------------------------------------------------------------------
               (Exact name of Obligor as specified in its charter)


- -----------------------------------         ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

101 North Robinson
P.O. Box 321
Oklahoma City, Oklahoma                                     73101
- -----------------------------------         ------------------------------------
(Address of principal executive officers)                 (Zip Code)


                              FIRST MORTGAGE BONDS
- --------------------------------------------------------------------------------
                       (Title of the Indenture securities)

Item 1.        General Information

Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                    Office of Comptroller of Currency
                    250 E. St. S.W.
                    Washington, D.C.  20219

                    FDIC
                    550 17th St. N.W.
                    Washington, D.C.  20429

                    Federal Reserve Bank
                    20th St. & Constitution Ave., N.W.
                    Washington, D.C.  20551

To determine compliance with the Bank Holding Company Act of 1956, as amended, and regulations thereunder.

                    Board of Governors
                    Federal Reserve System
                    Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

                    Yes

Item 2.        Affiliations with Obligor and Underwriters.

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                    None

Item 16. List below all exhibits filed as a part of this statement of eligibility and qualifications.

               -Exhibit 1.    A copy of articles of association of the trustee
                              as now in effect.

               -Exhibit 2.    A copy of the existing by-laws of the trustee.

               -Exhibit 3.    Certification.

               -Exhibit 4.    The consents of the trustee required by
                              Section 321(b) of the Act.

               -Exhibit 5.    A copy of the latest report of condition of the
                              trustee published pursuant to the law or the requirements of its supervising or examining authority.

                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Boatmen's First National Bank of Oklahoma, a corporation organized and existing under the laws of Oklahoma, has duly caused this statement of eligibility and qualifications to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Oklahoma City, and State of Oklahoma on the 29th day of March, 1996.

                              BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA
                              TRUSTEE




                              By:  /s/ Sue Shipman
                                 --------------------------------------
                                   Sue Shipman
                                   Vice President

                                    Exhibit 1


                    BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA
                         AMENDED ARTICLES OF ASSOCIATION

For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following articles of association:

FIRST.    The title of this association shall be Boatmen's First National Bank of Oklahoma.

SECOND.    The main office of the association shall be in Oklahoma City, county of Oklahoma, state of Oklahoma. The general business of the association shall be conducted at its main office and its branches.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Any vacancy in the board of directors may be filled by action of the board of directors.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, PROVIDED, HOWEVER, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     -The name and address of each proposed nominee.

     -The principal occupation of each proposed nominee.

     -The total number of shares of capital stock of the bank that will be voted for each proposed nominee.

     -The name and residence address of the notifying shareholder.

     -The number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

FIFTH. The authorized amount of capital stock of this association shall be 4,000,000 shares of common stock of the par value of Five Dollars ($5.00) each and 733,000 shares of limited participating Preferred Stock of the par value of One Cent ($.O1) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

The 733,000 shares of limited participating Preferred Stock of the par value of one cent ($.O1) each (the "Preferred Stock") shall have the rights, designations, preferences, qualifications, privileges, limitations and restrictions as follows:

     (a)  DIVIDENDS AND DISTRIBUTIONS.  All of the issue of the Preferred
     Stock shall only be entitled to receive a dividend payable in cash in an amount equal to fifty percent (50%) of the "Income" (as defined in subparagraph (i) below) of the association in excess of eighty (80) basis points "Return On Assets" (as defined in subparagraph (ii) below) of the association calculated on the basis of the daily average assets for each "Fiscal Year" (as defined below in this paragraph (a)). Such determination shall be reviewed by an independent firm of certified public accountants of recognized national standing and the results of such review shall be certified as correct by the chief financial officer of the association. The Income of the association shall be calculated on an annual basis for the following periods: July 15, 1986 through June 30, 1987; July 1, 1987 through June 30, 1988; July 1, 1988 through June 30, 1989; July 1, 1989 through June 30, 1990; and July 1, 1990 through June 30, 1991 (each such period being referred to herein as a "Fiscal Year").
     Except as provided in paragraph (h) of this Article FIFTH, the dividends payable on the Preferred stock, if any, shall be paid on each September 30 from 1987 to and including 1991, provided that if any such date is not a business day, payment shall be made on the first business day following any such date. Accrued but unpaid dividends shall not bear interest.

     For purposes of this paragraph (a) only:

          (i) Income of the association shall be determined in accordance with the Instructions for Preparation of Consolidated Reports of Condition and Income (FFIEC 032), as reflected by line 10 of the Consolidated Report of Income, "Income (loss) before extraordinary items and other adjustments," provided that such calculation of Income shall not include (w) accretion of any negative intangible, (x) proceeds from the sale of the Preferred Stock to the FDIC, (y) line 6 of such report, "Gains (losses) on Securities not held in trading accounts" net of applicable income taxes and (z) line 4a of such report, "Provision for loan and lease losses" net of applicable income taxes, in excess of an amount equal to a provision for loan losses sufficient to maintain a loan loss reserve at each Fiscal Year-end equivalent to one and one-half percent (1.5%) of the daily average loans and leases of the association.

          (ii) Return on Assets of the association shall be equal to the quotient of Income divided by the amount of the daily average assets of the association.

     (b) TRANSFERABILITY. Neither record nor beneficial ownership of the Preferred Stock shall be transferable without the prior written consent of the association.

     (c) VOTING RIGHTS. The Preferred Stock shall not have any voting rights, except as provided in paragraph (9) of this Article FIFTH.

     (d) REACQUIRED SHARES. Any shares of the Preferred Stock purchased or otherwise acquired by the association in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

     (e) LIQUIDATION, DISSOLUTION OR WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the association, the holders of the Preferred Stock shall be entitled to receive, from the assets of the association available for distribution to shareholders, amounts in cash equal to the aggregate par value per share plus all dividends accrued but unpaid thereon to the date payment is made available, before any distribution is made to holders of the common stock of the association or to any other class of stock of the association ranking junior to the Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up. If the assets available for distribution in any such event shall be insufficient to permit payment of the full preferential amount to all holders of the Preferred Stock, then distribution shall be made ratably among such holders.

     (f) CONSOLIDATION, MERGER, ETC. In case the association shall enter into any consolidation, merger, combination or other transaction in which the common stock of the association is exchanged for or changed into other stock or securities, cash and/or any other property of any other corporation, then the holders of the Preferred Stock shall have the right to receive in substitution of the Preferred Stock preferred stock of such corporation containing the same terms and conditions as the Preferred Stock, except that the dividend payable on such substituted Preferred Stock shall equal an amount calculated in accordance with paragraph (a) of this Article FIFTH (with the surviving entity of such consolidation, merger, combination or other transaction being deemed the association for all purposes thereof) multiplied by a fraction, the numerator of which shall be the assets of the association as of its last calendar year-end as shown on its audited balance sheet and the denominator of which shall be the assets of the surviving entity (on a pro forma basis) as of the date the consolidation, merger, combination or other transaction is consummated.
     The merger or consolidation of the association into or with any other corporation or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the association, shall not be deemed to be a liquidation, dissolution or winding-up of the association for purposes of paragraph (e) of this Article FIFTH.

     (g) CONSENT TO CERTAIN CORPORATE ACTIONS. The association shall not, without the prior consent (in addition to any other vote or consent required by law, contract or otherwise) of the holders of two-thirds of the outstanding shares of the Preferred Stock voting as a class in person or by proxy in writing or at a special meeting called for the purpose, amend, alter or repeal this Article FIFTH or the Bylaws of the association, or file any directors' resolutions containing, in either case, any provision which affects the privileges, designations, preferences or rights or the qualifications, limitations or restrictions of the preferred Stock.

     (h) REDEMPTION. All of the issue of the Preferred Stock shall be redeemed by the association in cash within fifteen business days following June
     30, 1991 at a redemption price equal in amount to the aggregate par value per share plus all dividends accrued but unpaid thereon to the date payment is made.

SIXTH. The board of directors shall appoint one of its members president of this association, who shall be chairperson of the board, unless the board appoints another director to be the chairperson. The board of directors shall have the power to appoint one or more vice presidents; and to appoint a cashier and such other officers and employees as may be required to transact the business of this association.

The board of directors shall have the power to:

     -Define the duties of the officers and employees of the association.

     -Fix the salaries to be paid to the officers and employees.

     -Dismiss officers and employees.

     -Require bonds from officers and employees and to fix the penalty thereof.

     -Regulate the manner in which any increase of the capital of the association shall be made.

     -Manage and administer the business and affairs of the association.

     -Make all bylaws that it may be lawful for the board to make.

     -Generally to perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Oklahoma City, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association of any other location, without the approval of the shareholders.

EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH. The board of directors of this association, or any one (1) or more shareholders owning, in the aggregate, not less than five percent (5%) of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his address as shown upon the books of this association.

TENTH (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, or is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law (as if the Association had been incorporated as a Delaware corporation), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights that such law permitted the Association to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Association shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Association. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Association the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the Delaware General Corporation Law (had the Association been incorporated as a Delaware corporation) requires, the payment of such expenses incurred by a director or officer in his or her capacity in which service was or is rendered by such director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Association of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this section or otherwise. The Association may, by action of its Board of Directors, provide indemnification to employees and agents of the Association with the same scope and effect as the foregoing indemnification of directors and officers. NOTWITHSTANDING THE FOREGOING, no person shall be indemnified hereunder by the Association against expenses, penalties, or other payments incurred in an administrative proceeding or action (instituted by an appropriate bank regulatory agency) which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association.

     (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this section is not paid in full by the Association within thirty (30) days after a written claim has been received by the Association, the claimant may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Association) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (had the Association been incorporated as a Delaware corporation) for the Association to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Association. Neither the failure of the Association (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Association (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met such applicable standard of conduct.

     (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Association, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) INSURANCE. The Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Association would have had the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law (had the Association been incorporated as a Delaware corporation); PROVIDED, HOWEVER, that no such insurance shall protect directors, officers or employees against any expense, liability, or loss caused by the issuance of a formal order by an appropriate bank regulatory agency assessing civil money penalties against a bank director or employee.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     These Articles of Association supersede all prior Articles of Association and to this end all prior Articles of Association are hereby repealed.

     The foregoing is a true and correct copy of the Articles of Association of Boatmen's First National Bank of Oklahoma as amended as of this date, July 25, 1991.

                   EXHIBIT 0 TO THE MINUTES OF SPECIAL MEETING
                          OF THE BOARD OF DIRECTORS OF
                  FIRST INTERSTATE BANK OF OKLAHOMA CITY, N.A.
                               HELD JULY 15, 1986


     WHEREAS, the Bank may be asked to enter into agreements and accept judicial appointments under which the Bank would act as executor, administrator, trustee, guardian, receiver, agent or custodian; and

     WHEREAS, the Board has determined it to be in the best interest of the Bank to accept such appointments and to authorize officers of the Bank to act on behalf of the Bank regarding said appointments.

     THEREFORE BE IT RESOLVED, by the Board of Directors of First Interstate Bank of Oklahoma City, N.A. ("this Bank") that the Chairman of the Board, Vice Chairman, President, Executive Vice Presidents, Executive Vice President and Trust Officer, Senior Vice Presidents, Senior Vice President and Trust Officers, Vice Presidents, Vice President and Trust Officers, Assistant Vice Presidents and Assistant Vice Presidents and Trust Officers, be, and each of them is hereby severally authorized, on behalf of this Association, to enter into agreements and accept judicial appointments under which this Association shall act as executor, administrator, trustee, guardian, receiver, agent, custodian or in such other capacity as permitted by law, to do any and all acts reasonably or apparently necessary in the performance of such functions, and to execute any and all written instruments in the assumption or performance of said functions, which instruments may be attested to by any of the above-named officers, any Trust Officer (whether or not bearing that title in addition to any other title), the Secretary to the Board of Directors, the Cashier, or any Assistant Cashier, and that all acts heretofore done by said respective officers in the premises, are ratified and confirmed.

     RESOLVED FURTHER, that any Trust Officer (whether or not bearing that title in addition to any other title) be and is hereby authorized, on behalf of this Bank, to guaranty signatures, attest the signatures) of other officers of this Bank, to certify copies of these resolutions and the incumbency of officers of this Bank, and to perform such other clerical and ministerial acts and to execute instruments necessary or incidental thereto including, but not limited to the execution of drafts, checks, oil and gas division orders, transfer orders, surface property leases and assignments, bills of sale of personal property, operating agreements, promissory notes, and other such contracts.

                           COMPTROLLER OF THE CURRENCY

TREASURY DEPARTMENT                                         OF THE UNITED STATES

                                WASHINGTON, D.C.

     WHEREAS, FIRST INTERSTATE BANK OF OKLAHOMA , NATIONAL ASSOCIATION, LOCATED IN OKLAHOMA CITY, STATE OF OKLAHOMA, BEING A NATIONAL BANKING ASSOCIATION, ORGANIZED UNDER THE STATUTES OF THE UNITED STATES, HAS MADE APPLICATION FOR AUTHORITY TO ACT AS FIDUCIARY;

     AND WHEREAS, APPLICABLE PROVISIONS OF THE STATUTES OF THE UNITED STATES AUTHORIZE THE GRANT OF SUCH AUTHORITY;

     NOW THEREFORE, I HEREBY CERTIFY THAT THE NECESSARY APPROVAL HAS BEEN GIVEN AND THAT THE SAID ASSOCIATION IS AUTHORIZED TO ACT IN ALL FIDUCIARY CAPACITIES PERMITTED BY SUCH STATUTES.


                                        IN TESTIMONY WHEREOF, WITNESS MY
                                        SIGNATURE AND SEAL OF OFFICE THIS
                                        FOURTEENTH DAY OF JULY, 1986.
          [SEAL]

                                             /s/ ROBERT L. CLARKE
                                                 ROBERT L. CLARKE
                                           COMPTROLLER OF THE CURRENCY


                                CHARTER NO. 21296

                                    Exhibit 2


                                    BYLAWS OF
                    BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA

                                    ARTICLE I

                           MEETINGS OF SHAREHOLDER(S)

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders of this Association for the election of directors and for the transaction of such other business as may come before its meeting shall be held at its banking house or such other places as the Board of Directors may designate, on the fourth Tuesday of March of each year. Notice of such meeting shall be mailed at least ten days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the Association; but any failure to mail such notice or any irregularity therein shall not affect the validity of such meeting or of any of the proceedings thereat. If, for any cause, an election of directors is not held on said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable; and notice thereof shall be given in the manner provided by the National Bank Act.

     Section 2. SPECIAL MEETINGS. The Secretary shall call a special meeting of the shareholders, at any time, upon the order of the Board of Directors, or any shareholder, owning in the aggregate not less than 10% of the stock of the Association. Unless otherwise required by law, notice of any special meeting shall be sufficient if mailed not less than ten days before the meeting, to each shareholder at his or her address appearing on the books of the bank. The notice shall state the time, place and purpose of the meeting.

     Section 3. JUDGES OF ELECTION. Every election of directors at an annual meeting shall be managed by three judges who shall be appointed by the Board of Directors prior to said annual meeting. The Board may appoint any necessary substitutes. The judges shall conduct the election and after the election they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected.

     Section 4. QUORUM. A majority of the shares of the outstanding capital stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every matter submitted to the shareholders at any meeting unless otherwise provided by law.

     Section 5. NOMINATION OF DIRECTORS. Nomination for election to the Board of Directors may he made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D. C., not less than 14 days nor more than 50 days prior to any meeting of the shareholder(s) called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to the shareholder(s), such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the Chairman of the meeting, and upon his or her instructions, the judges of election may disregard all votes cast for each such nominee.


                                    ARTICLE 2

                                    DIRECTORS

     Section 1. NUMBER. The Board of Directors, hereinafter referred to as the Board, shall be composed of not less than five nor more than twenty members. The number of directors to be elected each year at the annual meeting of shareholders shall be determined by a vote of the shareholder(s) at such meeting.

     Section 2. QUALIFICATION, ELECTION AND TERM OF OFFICE. Directors shall hold qualifying shares of stock of a value meeting the requirements of the National Bank Act and regulations promulgated pursuant thereto. Directors shall be elected at the annual shareholder's(s') meeting or at any special shareholder's(s') meeting, or by the Board to fill vacancies, as provided by law or by these Bylaws, except that no person shall be nominated who shall have attained the age of 72 on or before the meeting at which directors are to be elected, or, who does not have a business or civic activity involving substantial time and executive responsibility.

     Each director shall take and subscribe his or her oath of office in form and manner required by law before entering upon his or her duties of such director. At each annual election each director shall be elected to hold office for one year and until his or her successor is elected and has qualified, or until his or her death, or until he or she shall resign or shall have become disqualified or shall have been removed from office. Any director who fails to own qualifying stock in the amount and manner provided by the National Bank Act and regulations promulgated pursuant thereto shall be disqualified and, without the necessity of any formal resignation, shall cease to be a director, provided that no action of the Board, based upon the vote or written consent of such disqualified director, shall be invalidated by reason of such disqualification until notice of such disqualification shall have been served upon or come to the attention of the Board.

     A maximum of sixteen outside directors, not employed by the Association, may be elected to the Board and each shall be eligible to serve an eight-year term; provided, however, each shall be required to stand for annual re-election. These eight year terms shall be staggered to require the election of at least two new outside directors annually. Any outside director who has served an eight-year term or, in filling a vacancy, completed an eight-year term of another person, is not eligible for re-election to the Board for a period of two years.

     A maximum of four inside directors, officers of the Association, may be elected to the Board. Each shall not be subject to eight-year terms but each shall be required to stand for annual re-election. Officers of this Association who are otherwise qualified may be elected to the Board.

     Section 3. ORGANIZATION MEETING. The Secretary, upon receiving the certificate of the judges of the result of the election, shall cause the same to be recorded in the minute book of the Association and shall announce the names of those elected, and the meeting for the organization of the Board shall take place at the banking house immediately after the adjournment of the shareholder's(s') meeting. If, at the time fixed for the meeting of the directors-elect, there shall not be a quorum present, the members present may adjourn from time to time until a quorum is obtained. The first order of business shall be to ascertain that the directors present have taken the oath of office as prescribed by law.

     Section 4. REGULAR MEETINGS. The Board shall hold a regular meeting at the banking house, without notice on the fourth Thursday of every other month beginning in January at such hour as the Board may see fit. Should the day appointed for the regular meeting fall on a legal holiday or if the meeting cannot be held for any reason, the meeting shall be held at the same time on the next business day, or on such day and at such time as the Chairman of the Board may direct.

     Section 5. SPECIAL MEETING. Special meetings of the Board may be called at any time by the Chairman of the Board. The Secretary shall call a special meeting of the Board upon the written request of at least three directors. Notice of such meeting shall be received by mail, or given in person or by telephone, not less than twelve hours before the time set for the meeting. Members of the Board may participate in such special meetings through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

     Section 6. SPECIAL ACTION BY THE BOARD. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 7. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be resumed from point of adjournment, without further notice if a quorum is present.

     Section B. RETIREMENT OF DIRECTORS. A director shall not be eligible for re-election at the annual meeting of shareholder(s) if the director has reached his or her 72nd birthday, or if the director has retired from his or her principal business association and not replaced it with a business or civic activity involving substantial time and executive responsibility. Further, an inside director shall retire from the Board at the time he or she retires from active service with the Association.

     Section 9. RESIGNATIONS AND REMOVAL. Any director may resign from the board at any time by giving written notice to the Chairman of the Board or the Secretary of the Association, and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed as a director by a vote of at least 3/4 of the whole number of directors; however, no director shall be removed until he or she has first had notice of intent to remove him or her, which notice shall set forth in reasonable detail the reasons for removal, and given an opportunity to be heard with respect to such reasons at a meeting of the Board duly called for such purpose.

     Notwithstanding anything else contained in this Section 8, a director shall be automatically removed from the board and an immediate vacancy shall be created with no action being required by any board member, upon the occurrence of one of the following events:

     1. Criminal conviction of or pleas of guilty or nolo contendere being entered by any board member for (i) an offense constituting a felony under any federal or state law, or (ii) any other crime involving dishonesty or breach of trust;

     2. Non-attendance by any director of fifty percent (50%) or more of the regular meetings, as described in Section 4 of Article; and

     3. Failure to meet the qualifications for a director pursuant to 12 U.S.C. Section 72 and amendments thereto.

     Section 10. VACANCIES. When any vacancy occurs among the directors, the remaining members of the Board may at any regular or special meeting appoint a director to fill such vacancy. The eligibility of the appointed director for re-election shall be the same as his or her predecessor as established by
Section 2 of this Article.

     Section 11. DIRECTORS' FEES. Fees shall be paid to each outside director as a retainer and for attendance of any meeting of the Board or a Committee of the Board. The amount shall be set by the Board.

     Section 12. RULES. The Board shall observe the following rules in its meetings, except when the same or any of them may be suspended by unanimous consent of the directors present constituting a majority of the entire Board:

     1. All questions on order shall be decided by the Chairman, subject to an appeal to the Board of Directors.

     2. The Chairman shall not be entitled to vote on any question except in the event of a tie.

     3. If it is requested by any director present, prior to the submission of any motion for vote, the affirmative, negative and abstaining votes of each director shall be recorded in the minutes.

     4.   No director shall be required to give his reasons for any vote.

     5. Any director personally interested in any business shall abstain from voting thereon and such director shall withdraw from the meetings of the Board when it is taken up for consideration if so requested by the presiding officer or any other director.

     6.   The proceedings of the Board shall be confidential.

     Section 13. ADVISORY DIRECTORS. The Board or the shareholder(s) may elect, for one year terms, not more than two advisory directors. Except for the power to vote, advisory directors shall be entitled to all the rights and privileges of other directors. Their presence at or absence from a meeting shall not be taken into account in the determination of a quorum.

Advisory directors may be more than 72 years of age and need not be actively involved in either a business or a civic activity. The provisions of
Section 8 of this Article 2 shall also be applicable to advisory directors.

     Duties of advisory directors shall be established in each instance by the Executive Committee or, at the discretion of that committee, by the Chairman of the Board.

     Section 14. BOARD'S SECRETARY. The Board shall elect or the Chairman shall appoint a Secretary to the Board, who shall cause proceedings of the Board to be reduced to writing and placed in the Association's records.


                                    ARTICLE 3

                             COMMITTEES OF THE BOARD

     Section 1. EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board the general authority of the Board shall be vested in the Executive Committee. Subject to the review of its actions by the Board, the Executive Committee shall decide questions of corporate policy, except that it shall have no power or authority as to the following:

     1.   The adoption, amendment, or repeal of the Bylaws;

     2.   The declaration of dividends; and

     3. Any other action proscribed by law or by ruling of a regulatory authority.

     The Board shall designate at least five, but no more than seven, of its number as an Executive Committee which may meet at stated times or on notice to all by any of its number. However, if the total number of directors is ten or less, the number of directors on the Executive Committee may be designated by the Board, but in no event less than three. The Chairman of the Board shall be a member and Chairman of the Executive Committee. Other officers who serve as directors may also be members, but not in numbers sufficient to constitute a quorum of the full committee.

     A majority of all members of the Executive Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee.

     In the absence or disqualification of any member of the Executive Committee, absent objection by any qualified member or members thereof present at any meeting, whether or not a quorum has been constituted, the Chairman of the Executive Committee may invite another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     The Executive Committee shall provide supervision to the lending function of the Association. This supervision shall include:

     1. Assuring compliance with and approving changes to the Association's Loan Policy;

     2. Reviewing all credits which have been granted by the Association, since the last meeting of the Executive Committee, which are in excess of the amount specified in the Loan Policy for loans of a particular credit grade.

     The Chairman of the Executive Committee is authorized to appoint a Secretary, who need not be a member of the Board and such other officers as it may deem necessary or advisable and may make such rules and regulation as it shall deem necessary or advisable, consistent with these Bylaws and resolutions of the Board.

     The Executive Committee shall meet at least ten times each year and shall keep true and correct minutes of all meetings. Copies of such minutes shall be filed with the Board.

     Section 2. AUDIT COMMITTEE. The Board shall appoint an Audit Committee consisting of a minimum of two directors, all of whom shall be outside directors. The Audit Committee shall be responsible to ensure that the Association has a strategic audit plan and an efficient and effective audit program, consistent with generally accepted auditing standards. The strategic audit plan and the audit program shall contribute to the goals and objectives of the Association. The Audit Committee shall also fulfill the responsibilities of the Trust Audit Committee as prescribed by regulatory authorities. The Audit Committee shall have authority to employ such assistance in the performance of its duties as it may deem necessary.

     The Audit Committee shall provide supervision to the Internal Audit Department. This supervision shall include:

     1. Assuring compliance and approving changes to the Association's Audit Policy;

     2. Ensuring Internal Audit's independence to freely conduct auditing without management interference;

     3.   Reviewing results of Internal Audit activities, including:

          a. Action taken by bank management on internal audit recommendations;

          b. Reports of compliance audits regarding the Association's Code of Conduct; and

          c.   Reports of defalcations made to regulatory authorities.

     4. Reviewing the adequacy of the Internal Audit's expense budget and objectives.

     The Audit Committee shall report significant audit matters on a timely basis to the Board. All reports of internal audits and reports of audits and examinations by outside auditors, regulatory authorities, or First Interstate Bancorp, together with action taken thereon, shall be reviewed by the Audit Committee, with such review noted in the minutes of the Committee.

     The Audit Committee shall meet at least five times each year and shall keep true and correct minutes of all meetings. Copies of such minutes shall be filed with the Board.

     The Audit Committee shall perform such other duties as the Board or the Executive Committee may from time to time assign.

     Section 3. TRUST COMMITTEE. The Board shall appoint a Trust Committee to consist of not less than two directors. The Trust Committee shall be responsible to ensure that the Trust Group properly exercises its fiduciary powers on behalf of the Association.

     The Trust Committee shall provide supervision to the Trust Group. This supervision shall include:

     1. Assuring compliance and approving changes to the Association's Trust Policy;

     2. Ensuring compliance with laws, regulations and rulings that govern the operations, including:

          a. The proper acceptance and relinquishment of fiduciary accounts and the proper maintenance of written records of all such accounts;

          b. The periodic review of all trust accounts to determine the advisability of retaining or disposing of the assets held in each fiduciary account where the Association has investment responsibilities;

          c. The designation, employment, or retention of legal counsel to pass upon fiduciary matters and to advise the Trust Group; and

     3.   Reviewing the adequacy of the Trust Group's budget and objectives.

     The Trust Committee shall meet at least five times each year and shall keep true and correct minutes of all meetings. Copies of such minutes shall be filed with the Board.

     The Trust Committee shall perform such other duties as the Board or the Executive Committee may from time to time assign.

     Section 4. INVESTMENT COMMITTEE. The Board shall appoint an Investment Committee to consist of not less than two directors. The Investment Committee shall be responsible to oversee the investment activities of the Investment Group.

     The Investment Committee shall provide supervision to the Investment Group. This supervision shall include:

     1. Assuring compliance with and approving changes to the Association's Investment Policy;

     2.   Reviewing reports of investment portfolio transactions;

     3.   Reviewing both the trading limits and the underwriting risks;

     4.   Reviewing all new products and services;

     5. Reviewing all options, swaps, caps, or other major types of commitments;

     6.   Reviewing incentive compensation plans;

     7. Reviewing the adequacy of the investment Group's budget and objectives.

     The Investment Committee shall meet at least five times each year and shall keep true and correct minutes of all meetings. Copies of such minutes shall be filed with the Board.

     The Investment Committee shall perform such other duties as the Board or the Executive Committee may from time to time assign.

     Section 5. COMMUNITY REINVESTMENT ACT OVERSIGHT COMMITTEE. The Board shall appoint a Community Reinvestment Act Oversight Committee consisting of a minimum of two directors. The Community Reinvestment Act Oversight Committee shall be responsible to ensure the Association complies with the provisions of the Community Reinvestment Act.

     The Community Reinvestment Act oversight Committee shall provide supervision to the Community Reinvestment Act Committee. This supervision shall include:

     1. Assuring compliance with and approving changes to the Association's Community Reinvestment Act strategic plan;

     2. Review and approval of the Association's Community Reinvestment Act Statement and Notice;

     3. Reporting all Community Reinvestment Act programs and activities of the Association to the Board of Directors; and

     4. Participating in appropriate community activities and functions of the Association.

     The Community Reinvestment Act oversight Committee shall meet at least two times each year and shall keep true and correct minutes of all meetings.
Copies of such minutes shall be filed with the Board.

     The Community Reinvestment Act Oversight Committee shall perform other duties as the Board or the Executive Committee may from time to time assign.

     Section 6. OTHER COMMITTEES. The Board, the Executive Committee or the Chairman of the Board, may from time to time create and appoint any other committee or committees, whether composed of directors, officers, or employees, with such duties, responsibilities, and authority as may be prescribed by the Board, by the Executive Committee or by the Chairman of the Board.

     A majority of all the members of any such committee may determine its action and fix the time and place of its meetings. The Board, the Executive Committee, or the Chairman of the Board shall have power to change the members of any such committee, to fill vacancies and to dissolve any such committee at any time.

     Any committee may appoint one or more sub-committees, of its own members, to advise with such committee, or to apportion the work of such committee.

     Section 7. QUORUM. A majority of all the members of any Committee shall constitute a quorum for the transaction of business at any meeting. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

     In the absence of a quorum a majority of the members present, or if only one member is present, such member, may adjourn any meeting to a day certain or from time to time until a quorum is in attendance. Notice of an adjourned meeting need not be given.

                                    ARTICLE 4

                                    OFFICERS

     Section 1. OFFICERS. The officers of the Association may consist of a Chairman of the Board, a Chief Executive Officer, a Vice Chairman, a President, a Secretary, a Chief Financial Officer, a General Auditor, and one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Chairman of the Board shall be elected from members of the Board. More than one title may be held by one person and not all titles need to be held. The Board may prescribe the duties of each officer and employee, subject to the provisions of these Bylaws. The Board may also appoint or authorize the Chairman of the Board to appoint a Cashier, a Comptroller, and one or more Assistant Vice Presidents, Assistant Secretaries, Investment Officers, Trust Officers, Assistant Trust Officers, Audit Officers, Assistant Cashiers and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of this Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board or by the Chairman of the Board.

     Section 2. ELECTIONS, APPOINTMENTS AND REMOVALS. The officers shall be elected by the Board at the annual organizational meeting (the first meeting after the election of the Board) and shall hold office at the pleasure of the Board. Other officers, either in addition to or in place of officers elected at the organizational meeting of the Board, may also be elected by the Board or by the Executive Committee at any regular or special meeting during the year.

     The Chairman of the Board may appoint members of the staff to the titles of Vice President or any lesser titles which, in the opinion of the Chairman of the Board, are required or desirable for the purpose of filling vacancies or of increasing the number of officers, which appointees shall hold office until the annual organizational meeting of the Board or until their appointment is terminated by the Chairman of the Board or the Board.

     Notwithstanding anything to the contrary contained in these Bylaws, the authority of the Board of Directors to dismiss officers at pleasure is delegated, without restriction, to the Chairman of the Board, or to an officer who shall have been designated by the Chairman of the Board, who are authorized to remove any officer of equal or lesser corporate title from office, or to appoint an officer to a corporate title in a lower group than that to which the officer was elected by the Board of Directors or the Executive Committee.

     Section 3. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board shall be the Chief Executive Officer. The Chairman of the Board shall be a member of the Board and shall preside as Chairman of the Board at meetings of the Board and as Chairman at shareholder's(s') meetings. The Chairman of the Board shall have general executive supervision of the business and affairs of the Association and shall be an ex officio member of all committees, except committees on which officers of the Association are prohibited from serving by the laws of the United States or these Bylaws.

     During the temporary absence or inability to act of the Chairman of the Board, the Vice Chairman or an officer who shall have been designated by the Chairman of the Board shall perform the duties and have the authority of the Chairman of the Board. In the absence or disability of such officer and if another officer shall have not been designated by the Chairman of the Board, an officer designated by the Board or the Executive Committee shall perform such duties and have such authority.

     Section 4. VICE CHAIRMAN. The Vice Chairman shall perform such duties as assigned by the Chairman of the Board. The Vice Chairman may preside at meetings of the Board upon request of the Chairman or in the absence of the Chairman of the Board. He shall also serve the Association in an advisory capacity and shall have such other powers and duties as may from time to time be assigned to him by the Board.

     Section 5. PRESIDENT. The President shall perform such duties as assigned by the Chairman of the Board. The President may preside at meetings of the Board upon request of the Chairman or, in the absence of the Chairman of the Board and Vice Chairman. He shall also serve the Association in an advisory capacity and shall have such other powers and duties as may from time to time be assigned to him by the Board.

     Section 6. EXECUTIVE VICE PRESIDENTS. The Board or the Executive Committee may elect one or more Executive Vice Presidents, with such accountabilities, responsibilities, and authority as may be prescribed by the Chairman of the Board.

     In addition to regularly assigned accountabilities and responsibilities, the Executive Vice Presidents shall serve on such committees, represent the Association at such meetings and conventions, and perform such other functions as may be directed by the Chairman of the Board.

     Section 7. SENIOR VICE PRESIDENTS. The Board or the Executive Committee may elect one or more Senior Vice Presidents, with such accountabilities, responsibilities, and authority as may be prescribed by the Chairman of the Board or other appropriate senior authority.

     In addition to regularly assigned accountabilities and responsibilities, the Senior Vice Presidents shall serve on such committees, represent the Association at such meetings and conventions, and perform such other functions as may be directed by appropriate senior authority.

     Section 8. VICE PRESIDENTS. Each Vice President shall have the powers and duties customarily attaching to such office subject to such limitations as the Board may prescribe and shall have such other duties and powers as the Board may designate.

     Section 9. SECRETARY. The Secretary shall keep accurate minutes of all meetings of the shareholders of the Association and shall give notices required by these Bylaws. He or she shall have custody of the Association's seal, records, documents and papers unless otherwise provided by the Bylaws or by the Board, and he or she shall have such other powers and duties as may from time to time be assigned by the Board including, but not limited to, the duties of the Cashier.

     Section 10. ASSISTANT SECRETARY. The Board may elect an Assistant Secretary who, in the absence of the Secretary, shall perform the duties of the Secretary.

     Section 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for the efficiency of the operating departments of the Association and it shall be his or her responsibility to maintain an effective control of the Association's operating expenses. The Chief Financial Officer shall be responsible through designated supervisors for the effective operations of other organizational groupings with duties related to the fiscal functions. It shall be his or her duty to report to the Board or the Executive Committee, when requested, on any matter pertaining to the general operations of the Association.

     Section 12. COMPTROLLER. Under the direction of the Chairman of the Board or the Chief Financial Officer, the Comptroller shall have the powers and duties customarily attached to such office subject to such limitations as the Board may prescribe and shall have such other duties and powers as the Chairman of the Board or Chief Financial Officer may designate.

     Section 13.  GENERAL AUDITOR.  The Board shall appoint an Audit Director.

     The Audit Director, with the concurrence of the Audit Committee, shall develop and implement a strategic audit plan, and an efficient and effective audit program consistent with generally accepted auditing standards. The strategic audit plan shall contribute to the goals and objectives of the Association. Through implementation of the strategic audit plan and the audit program, the Audit Director is responsible for determining and reporting to management and to the Audit Committee: the Association's adherence to policies and procedures; the adequacy and effectiveness of the Association's system of internal controls; the proper recording of the Association's assets, liabilities, income, and expense; and, the Association's compliance with applicable laws and regulations.

     The Audit Director shall have access to all Association records and personnel necessary for the timely completion of official duties.

     The Audit Director shall be accountable to the Board through the Audit Committee; for administrative purposes, the Audit Director shall be responsible to the President of the Board.

     Section 14. CASHIER. Under the direction of the Chairman of the Board or officer acting under the authority of the Chairman of the Board, the Cashier shall be accountable for compliance by the Association with Federal and State statutes and regulations as may be applicable.

     Section 15. OTHER EMPLOYEES. The Board or the Chairman of the Board may appoint, from time to time, such agents and nonofficer employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board, the Chairman of the Board, or any other officer of the Association authorized by him, may appoint and dismiss all or any nonofficer employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

     Section 16. DUTIES AND BONDS. The accountabilities, responsibilities and authority of the officers shall be as provided by law, or specifically set forth in these Bylaws, or shall be such as have been or may be prescribed and established by the Board or the Executive Committee at any time or from time to time. For officers whose major accountabilities and responsibilities are set forth in these Bylaws, the Chairman of the Board or officer acting under the authority of the Chairman of the Board may, at any time or from time to time, add new or collateral accountabilities and responsibilities to meet the needs of the Association.

     Accountabilities and responsibilities of officers shall be such as have been set forth in job description summaries prepared and approved in accordance with procedures established by the Chairman of the Board.

     Authority of officers to sign documents on behalf of the Association shall be prescribed in Article 7 of these Bylaws. When the signatures of two officers are required, a person holding two offices shall act or sign only in his or her capacity as one of such officers.

     The Board shall provide for such fidelity insurance and surety bonds covering the officers and employees of the Association as it may determine to be prudent and advisable in the interest of the Association.

     Section 17. ABSENT OFFICERS. When any officer is absent from the Association, the Chairman of the Board may designate another officer to perform the duties of the absent officer.


                                    ARTICLE 5

                          STOCK AND STOCK CERTIFICATES

     Section 1. TRANSFERS. Shares of stock shall be transferable only on the books of the Association, subject to the restrictions and provisions of the national banking laws, and a transfer book shall be provided in which all assignments and transfers of stock shall be made. The transfer of stock shall be suspended during shareholder'(s') meetings.

     Section 2. STOCK CERTIFICATES. Certificates of stock shall be signed by either the Chairman of the Board, the Vice Chairman, the President, or Executive Vice President, and attested by the Secretary, Cashier, Assistant Secretary or Assistant Cashier, and the seal of the Association impressed thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association upon surrender of the certificate and shall contain the provisions required by statute.


                                    ARTICLE 6

                                 CORPORATE SEAL

     Section 1. IMPRESSION. The following is an impression of the seal adopted by the Board.

                 (SEAL)

     Section 2. OFFICER'S AUTHORITY. The Chairman of the Board, the Vice Chairman, the President, an Executive Vice President, a Senior Vice President, a Vice-President, an Assistant Vice-President, the Cashier, the General Auditor, the Secretary, an Assistant Cashier, an Assistant Secretary, an Investment Officer, a Trust Officer or an Assistant Trust Officer shall have the authority to affix the corporate seal to documents.


                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

     Section 1. RECORDS. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholder(s), the Board, the Executive Committee and any other committee of the Board, shall be recorded in appropriate minute books. The minutes of each such meeting shall be signed by the Secretary or Assistant Secretary or other officer appointed to act as Secretary of the meeting.

     Section 2. FISCAL YEAR. The fiscal year of the Association shall be the calendar year.

     Section 3. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman, the President, or Chairman of the Executive Committee, or any Executive Vice President, or any Senior Vice President, or any Vice President, or the Secretary, or the Cashier, or the Assistant Secretary, or any Investment Officer, or any Assistant Cashier, or if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Association in such other manner and by
such other officers as the Board may from time to time direct.   The signature
of any officer affixed to any deed, mortgage or other instrument affecting real property must be attested by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or by any Assistant Vice President or other senior officer who, for this purpose, is authorized to utilize the title of Assistant Cashier in conjunction with his or her designated title.

     Section 4. BANKING HOURS. The hours the Association shall be open for business shall be fixed by the Board; provided the Executive Committee, or the Chairman of the Board, may, when in its, or his or her, opinion reasonable cause exists, change the banking hours or close the Association on any particular day or days.

     Section 5. RANSOM. Any funds paid to accomplish the release, whether or not achieved, of a director, officer, or other employee of the Association (or any members of the family of any of the foregoing) as the result of a ransom demand, shall be considered as an expense by the Association in its efforts to safeguard the lives of any of the above, which the Association considers to be its obligations. In no way shall such funds so paid be considered as remuneration to the person so ransomed, nor to the person receiving the ransom demand.

     Section 6. EMERGENCIES. The Board shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

     In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Association by its directors and officers as contemplated by these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of Article 3 of these Bylaws; and in addition, such Committee shall be empowered to exercise all of the powers reserved to the Trust Committee under Article 3 hereof. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this Section. This bylaw shall be subject to implementation by resolutions of the Board passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until a majority of the Board is available to direct the conduct and management of the Association's affairs and business under all of the other provisions of these Bylaws.


                                    ARTICLE 8

                            INSPECTION AND AMENDMENTS

     Section 1. INSPECTION. A copy of the Bylaws, with all amendments to date, shall at all times be kept at the office of the Association, and shall be open for inspection by all shareholder(s), during banking hours.

     Section 2. AMENDMENTS. These Bylaws may be amended, repealed, or new bylaws adopted, at any regular meeting of the Board, without prior notice, or at any special meeting called for this purpose, by a vote of the majority of the whole number of directors.


                                    ARTICLE 9

     These Bylaws supersede all prior Bylaws and to this end all prior Bylaws are hereby repealed.

     The foregoing seventeen pages are a true and correct copy of the Bylaws of Boatmen's First National Bank of Oklahoma as amended as of this date, July 25, 1991.

                                    EXHIBIT 3


                                  CERTIFICATION

                    BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA

     I, KENNETH W. TOWNSEND, PRESIDENT AND CHIEF OPERATING OFFICER FOR BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA, DO HEREBY CERTIFY THAT THE FOLLOWING ASSUMPTIONS, MERGER AND NAME CHANGES WERE EFFECTIVE:

     JULY 14, 1986
     FIRST INTERSTATE BANK OF OKLAHOMA CITY, N.A. ASSUMED CERTAIN LIABILITIES AND ACQUIRED CERTAIN ASSETS FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF THE FIRST NATIONAL BANK AND TRUST COMPANY OF OKLAHOMA CITY

     MERGER OF OKLAHOMA NATIONAL BANK AND TRUST COMPANY, OKLAHOMA CITY, INTO FIRST INTERSTATE BANK OF OKLAHOMA, N.A.

     JULY 18, 1986
     FIRST INTERSTATE BANK OF OKLAHOMA CITY, N.A. CHANGED ITS NAME TO FIRST INTERSTATE BANK OF OKLAHOMA, N.A.

     NOVEMBER 20, 1986
     FIRST INTERSTATE BANK OF OKLAHOMA, N.A. ASSUMED CERTAIN LIABILITIES AND ACQUIRED CERTAIN ASSETS FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION, LIQUIDATING AGENT OF NORMAN BANK OF COMMERCE, NORMAN, OKLAHOMA

     MARCH 12, 1987
     FIRST INTERSTATE BANK OF OKLAHOMA, N.A. ASSUMED CERTAIN LIABILITIES AND ACQUIRED CERTAIN ASSETS FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION, LIQUIDATING AGENT OF EXPRESSWAY BANK, OKLAHOMA CITY, OKLAHOMA

     MAY 18, 1989
     FIRST INTERSTATE BANK OF OKLAHOMA, N.A. ASSUMED CERTAIN LIABILITIES AND ACQUIRED CERTAIN ASSETS FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF BANK OF EDMOND, N.A.

     AUGUST 1, 1991
     FIRST INTERSTATE BANK OF OKLAHOMA, N.A. CHANGED ITS NAME TO BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA

     MAY 1, 1992
     MERGER OF FOUNDERS BANK & TRUST COMPANY, OKLAHOMA CITY INTO BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA

     NOVEMBER 2, 1992
     MERGER OF SECURITY BANK, TULSA INTO BOATMEN'S FIRST NATIONAL BANK OF
     OKLAHOMA

     MERGER OF FIRST BANK OF CATOOSA INTO BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA


EXECUTED THIS 29TH DAY OF MARCH, 1996.


                             /s/Kenneth W. Townsend
                             -----------------------
                             KENNETH W. TOWNSEND

[SEAL]

                                      Exhibit 4

[BOATMEN'S TRUST COMPANY LOGO]               BOATMEN'S PLAZA
                                             211 North Robinson
                                             Post Office Box 25189
                                             Oklahoma City, Oklahoma  73125-0189
                                             405 230-4200
                                             Fax 230-5283


                                    March 29, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     The undersigned, Boatmen's First National Bank of Oklahoma, (the "Bank"), has filed a Form T-1 under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), to act as trustee under a trust indenture with Oklahoma Gas and Electric Company. In connection with such filing, the undersigned hereby consents in accordance with Section 321(b) of the Trust Indenture Act that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


               Very truly yours,

               BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA


               By:/s/Sue Shipman
                  --------------------------------------
                  Vice President

                    Exhibit 5      OMB Number: 7100-0036
                                   Federal Deposit Insurance Corporation
                                   OMB Number : 3064-0052
                                   Office of the Comptroller of the Currency
                                   OMB Number: 1567-0081
                                   Expires March 31, 1996
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
- --------------------------------------------------------------------------------

                                                                            /1/
[FDIC LETTERHEAD]                  Please refer to page 1,
                                   Table of Contents, for
                                   the required disclosure
                                   of estimated burden.

- --------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF $300 MILLION OR MORE--FFIEC 032

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1995         (951231)
                                                        -------------
                                                         (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
- --------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Joe T. Shockley, Jr., President, Tulsa region & C.F.O.
   ------------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/Joe T. Shockley, Jr.
- ---------------------------------------------------------
Signature of Officer Authorized to Sign Report

            1-24-96
- ---------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this
Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
- ---------------------------------------------------------
Director (Trustee)
/s/Patty Hampton
- ---------------------------------------------------------
Director (Trustee)
/s/H. R. Hargood
- ---------------------------------------------------------
Director (Trustee)
/s/William Johnson
- ---------------------------------------------------------
- --------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
- --------------------------------------------------------------------------------

FDIC Certificate Number     26718
                        -------------
                         (RCRI 8060)

                                   CALL NO. 194   82   12-31-94
                                   STER: 40-2545 00021 STCEPT: 40-2671
                                   BOATMEN'S FIRST NATIONAL BANK OF OKL
                                   POST BOX 25189
                                   OKLAHOMA CITY, OK 73125

     Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                                          Page
                                                                            /2/

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only and Total Assets of $300 Million or More.
- -------------------------------------------------------------------------------

TABLE OF CONTENTS

SIGNATURE PAGE                                                           Cover

REPORT OF INCOME

Schedule RI--Income Statement. . . . . . . . . . . . . . . . . . . . RI-1, 2,3

Schedule RI-A--Changes in Equity Capital . . . . . . . . . . . . . . . . .RI-3

Schedule RI-B--Charge-offs and Recoveries and Changes
  in Allowance for Loan and Lease Losses . . . . . . . . . . . . . . . RI-4, 5

Schedule RI-C--Applicable Income Taxes by Taxing Authority . . . . . . . .RI-5

Schedule RI-E--Explanations. . . . . . . . . . . . . . . . . . . . . . RI-5, 6


REPORT OF CONDITION

Schedule RC--Balance Sheet . . . . . . . . . . . . . . . . . . . . . . RC-1, 2

Schedule RC-A--Cash and Balances Due
  From Depository Institutions . . . . . . . . . . . . . . . . . . . . . .RC-3

Schedule RC-B--Securities. . . . . . . . . . . . . . . . . . . . . .RC-3, 4, 5

Schedule RC-C--Loans and Lease Financing Receivables:
  Part I. Loans and Leases . . . . . . . . . . . . . . . . . . . . . . RC-6, 7
  Part II. Loans to Small Businesses and Small Farms
  (included in the forms for June 30 only) . . . . . . . . . . . . . RC-7a, 7b

Schedule RC-D--Trading Assets and Liabilities
  (to be completed only by selected banks) . . . . . . . . . . . . . . . .RC-8

Schedule RC-E--Deposit Liabilities . . . . . . . . . . . . . . . . . .RC-9, 10

Schedule RC-F--Other Assets. . . . . . . . . . . . . . . . . . . . . . . RC-11

Schedule RC-G--Other Liabilities . . . . . . . . . . . . . . . . . . . . RC-11

Schedule RC-K--Quarterly Averages. . . . . . . . . . . . . . . . . . . . RC-12

Schedule RC-L--Off-Balance Sheet Items . . . . . . . . . . . . . RC-13, 14, 15

Schedule RC-M--Memoranda . . . . . . . . . . . . . . . . . . . . . . RC-16, 17

Schedule RC-N--Past Due and Nonaccrual Loans, Leases,
  and Other Assets . . . . . . . . . . . . . . . . . . . . . . . . . RC-18, 19

Schedule RC-O--Other Data for Deposit Insurance Assessments. . . . . RC-20, 21

Schedule RC-R--Risk-Based Capital. . . . . . . . . . . . . . . . . . RC-22, 23

Optional Narrative Statement Concerning the Amounts
  Reported in the Reports of Condition and Income. . . . . . . . . . . . RC-24

Special Report (to be completed by all banks)

Schedule RC-J--Repricing Opportunities (sent only to and to be completed only by savings banks)

DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is 31.6 hours per respondent and is estimated to vary from 15 to 225 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429


For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

                                  Call Date: 2/31/95   ST-BK: 40-2545  FFIEO 032
                                                                       Page RI-1
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State, Zip:     Oklahoma City, OK  73125
FDIC Certificate No:  26718
                      -----


CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1995-DECEMBER 31, 1995

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

SCHEDULE RI--INCOME STATEMENT

                                                                                                                I380
                                                                                                             --------
                                                                   Dollar Amounts in Thousands     RIAD  Bil Mil Thou
- ----------------------------------------------------------------------------------------------     ------------------
1. Interest income:
  a. Interest and fee income on loans:
     (1) Loans secured by real estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4011        32,374    1.a.(1)
     (2) Loans to finance agricultural production and other loans to farmers . . . . . . . . .     4024         2,449    1.a.(2)
     (3) Commercial and industrial loans . . . . . . . . . . . . . . . . . . . . . . . . . . .     4012        28,020    1.a.(3)
     (4) Loans to individuals for household, family, and other personal expenditures:
         (a) Credit cards and related plans. . . . . . . . . . . . . . . . . . . . . . . . . .     4054           477    1.a.(4)(a)
         (b) Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4055        24,030    1.a.(4)(b)
     (5) Loans to foreign governments and official institutions. . . . . . . . . . . . . . . .     4056             0    1.a.(5)
     (6) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
         (a) Taxable obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4503             0    1.a.(6)(a)
         (b) Tax-exempt obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4504         1,049    1.a.(6)(b)
     (7) All other loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4058         1,251    1.a.(7)
  b. Income from lease finacing receivables:
     (1) Taxable leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4505             0    1.b.(1)
     (2) Tax-exempt leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4307             0    1.b.(2)
  c. Interest income on balances due from depository institutions(1) . . . . . . . . . . . . .     4115             0    1.c.
  d. Interest and dividend income on securities:
     (1) U.S. Treasury securities and U.S. Government agency and corporation obligations . . .     4027        17,426    1.d.(1)
     (2) Securities issued by states and political subdivisions in the U.S.:
         (a) Taxable securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4506             0    1.d.(2)(a)
         (b) Tax-exempt securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4507           979    1.d.(2)(b)
     (3) Other domestic debt securities. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3657            91    1.d.(3)
     (4) Foreign debt securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3658             2    1.d.(4)
     (5) Equity securities (including investments in mutual funds) . . . . . . . . . . . . . .     3659           732    1.d.(5)
  e. Interest income from trading assets . . . . . . . . . . . . . . . . . . . . . . . . . . .     4069             0    1.e.
  f. Interest income on federal funds sold and securities purchased under agreements to resell     4020         2,661    1.f.
  g. Total interest income (sum of items 1.a through 1.f). . . . . . . . . . . . . . . . . . .     4107       111,541    1.g.
                                                                                                  --------------------

- ------------
(1) Includes interest income on time certificates of deposit not held for trading.

                                  Call Date: 2/31/95   ST-BK: 40-2545  FFIEO 032
                                                                       Page RI-2
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State, Zip:     Oklahoma City, OK  73125
FDIC Certificate No:  26718
                      -----


SCHEDULE RI--CONTINUED

                                                                                    Year-to-date
                                                                                 ----------------
                                               Dollar Amounts in Thousands     RIAD  Bil Mil Thou
- --------------------------------------------------------------------------     --------------------
 2. Interest expense:
   a. Interest on deposits:
      (1) Transaction accounts (NOW accounts, ATS accounts, and
          telephone and preauthorized transfer accounts). . . . . . . . . .     4508         3,010    2.a.(1)
      (2) Nontransaction accounts:
          (a) Money market deposit accounts (MMDAs) . . . . . . . . . . . .     4509         9,609    2.a.(2)(a)
          (b) Other savings deposits. . . . . . . . . . . . . . . . . . . .     4511         1,353    2.a.(2)(b)
          (c) Time certificates of deposit of $100,000 or more. . . . . . .     4174         4,853    2.a.(2)(c)
          (d) All other time deposits . . . . . . . . . . . . . . . . . . .     4512        17,134    2.a.(2)(d)
   b. Expense of federal funds purchased and securities sold under
      agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . .     4180        11,746    2.b.
   c. Interest on demand notes issued to the U.S. Treasury, trading
      liabilities, and other borrowed money . . . . . . . . . . . . . . . .     4185         1,836    2.c.
   d. Interest on mortgage indebtedness and obligations under capitalized
      leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4072             0    2.d.
   e. Interest on subordinated notes and debentures . . . . . . . . . . . .     4200             0    2.e.
   f. Total interest expense (sum of items 2.a through 2.e) . . . . . . . .     4073        49,541    2.f.
 3. Net interest income (item 1.g minus 2.f). . . . . . . . . . . . . . . .                           RIAD 4074     62,000    3.
 4. Provisions:
   a. Provision for loan and lease losses . . . . . . . . . . . . . . . . .                           RIAD 4230      4,425    4.a.
   b. Provision for allocated transfer risk . . . . . . . . . . . . . . . .                           RIAD 4243          0    4.b.
 5. Noninterest income:
   a. Income from fiduciary activities. . . . . . . . . . . . . . . . . . .     4070         1,473    5.a.
   b. Service charges for deposit accounts. . . . . . . . . . . . . . . . .     4080        15,686    5.b.
   c. Trading gains (losses) and fees from foreign exchange transactions. .     4075             0    5.c.
   d. Other foreign transaction gains (losses). . . . . . . . . . . . . . .     4076            19    5.d.
   e. Other gains (losses) and fees from trading assets and liabilities . .     4077             0    5.e.
   f. Other noninterest income:
      (1) Other fee income. . . . . . . . . . . . . . . . . . . . . . . . .     5407         6,082    5.f.(1)
      (2) All other noninterest income* . . . . . . . . . . . . . . . . . .     5408         2,284    5.f.(2)
   g. Total noninterest income (sum of items 5.a through 5.f) . . . . . . .                           RIAD 4079     25,544    5.g
 6.a. Realized gains (losses) on held-to-maturity securities  . . . . . . .                           RIAD 3521          0    6.a
   b. Realized gains (losses) on available-for-sale securities. . . . . . .                           RIAD 3196        351    6.b
 7. Noninterest expense:
   a. Salaries and employee benefits. . . . . . . . . . . . . . . . . . . .     4135        18,444    7.a
   b. Expenses of premises and fixed assets (net of rental income)
      (excluding salaries and employee benefits and mortgage interest). . .     4217         7,622    7.b
   c. Other noninterest expenses* . . . . . . . . . . . . . . . . . . . . .     4092        29,465    7.c
   d. Total noninterest expense (sum of items 7.a through 7.c). . . . . . .                           RIAD 4093     55,531    7.d
 8. Income (loss) before income taxes and extraordinary items and other
    adjustments (item 3 plus or minus item 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)                          RIAD 4301     27,939    8.
 9. Applicable income taxes (on item 8) . . . . . . . . . . . . . . . . . .                           RIAD 4302     10,813    9.
10. Income (loss) before extraordinary items and other adjustments (item 8
    minus 9). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           RIAD 4300     17,126    10.
11. Extraordinary items and other adjustments:
   a. Extraordinary items and other adjustments, gross of income taxes*. .      4310             0    11.a
   b. Applicable income taxes (on item 11.a)*. . . . . . . . . . . . . . .      4315             0    11.b
   c. Extraordinary items and other adjustments, net income taxes
      (item 11.a minus 11.b) . . . . . . . . . . . . . . . . . . . . . . .                            RIAD 4320          0    11.c
12. Net income (loss) (sum of items 10 and 11.c) . . . . . . . . . . . . .                            RIAD 4340     17,126    12.
                                                                               --------------------------------------------

- ------------
* Describe on Schedule RI-E--Explanations.

                                  Call Date: 2/31/95   ST-BK: 40-2545  FFIEO 032
                                                                       Page RI-3

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State, Zip:     Oklahoma City, OK  73125
FDIC Certificate No:  26718
                      -----

SCHEDULE RI--CONTINUED

                                                                                                                I381      (-
                                                                                                             --------
                                                                                                         Year-to-date
                                                                                                       --------------
Memoranda                                                          Dollar Amounts in Thousands     RIAD  Bil Mil Thou
- -------------------------------------------------------------------------------------------------------------------------------
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after
   August 7, 1986, that is not deductible for federal income tax purposes. . . . . . . . . . .     4513           178    M.1.
2. Income from the sale and servicing of mutual funds and annuities (included in
   Schedule RI, item 8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8431             0    M.2.
3. Estimated foreign tax credit included in applicable income taxes, item 9 and 11.b. above. .     4309             0    M.3.
4. Number of full-time equivalent employees on payroll at end of current period (round to
   nearest whole number) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4150           438    M.4.
5.-6. Not applicable
7. If the reporting bank has restated its balance sheet as a result of applying push down. . .               MM DD YY[caad 214]
   accounting this calender year, report the date of the bank's acquisition. . . . . . . . . .     9106      00/00/00    M.7.
8. Trading revenue (from cash instruments and off-balance sheet derivative instruments)
   (included in Schedule RI, items 5.c and 5.e):
   a. Interest rate exposures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8757             0    M.8.a.
   b. Foreign exchange exposures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8758             0    M.8.b.
   c. Equity security and index exposures. . . . . . . . . . . . . . . . . . . . . . . . . . .     8759             0    M.8.c.
   d. Commodity and other exposures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8760             0    M.8.d.
9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
   a. Net increase (decrease) to interest income . . . . . . . . . . . . . . . . . . . . . . .     8761         (558)    M.9.a.
   b. Net increase (decrease) to interest expense. . . . . . . . . . . . . . . . . . . . . . .     8762             0    M.9.b.
   c. Other (noninterest) allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8763             0    M.9.c.

SCHEDULE RI-A--CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses.

                                                                                                                I383      (-
                                                                                                             --------
                                                                   Dollar Amounts in Thousands     RIAD  Bil Mil Thou
- -----------------------------------------------------------------------------------------------------------------------------
1.  Total equity capital originally reported in the December 31, 1994, Reports of Condition
    and Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3215       169,300    1.
2.  Equity capital adjustments from amended Reports of Income, net* . . . . . . . . . . . . . .     3216             0    2.
3.  Amended balance end of previous calendar year (sum of items 1 and 2). . . . . . . . . . . .     3217       169,300    3.
4.  Net income (loss) (must equal Schedule RI, item 12) . . . . . . . . . . . . . . . . . . . .     4340        17,126    4.
5.  Sale, conversion, acquisition, or retirement of capital stock, net. . . . . . . . . . . . .     4346             0    5.
6.  Changes incident to business combinations, net. . . . . . . . . . . . . . . . . . . . . . .     4356             0    6.
7.  LESS: Cash dividends declared on preferred stock. . . . . . . . . . . . . . . . . . . . . .     4470             0    7.
8.  LESS: Cash dividends declared on common stock . . . . . . . . . . . . . . . . . . . . . . .     4460        12,506    8.
9.  Cumulative effect of changes in accounting principles from prior years* (see instructions
    for this schedule). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4411             0    9.
10. Corrections of material accounting errors from prior years* (see instructions for this
    schedule) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4412             0    10.
11. Change in net unrealized holding gains (losses) on available-for-sale securities. . . . . .     8433         4,539    11.
12. Other transactions with parent holding company* (not included in items 5, 7, or 8 above). .     4415        (1,118)   12.
13. Total equity capital end of current period (sum of items 3 through 12) (must equal
    Schedule RC, item 28) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3210       177,341    13.

- ------------
*Describe on Schedule RI-E--Explanations.

                                  Call Date: 2/31/95   ST-BK: 40-2545  FFIEO 032
                                                                       Page RI-4

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State, Zip:     Oklahoma City, OK  73125
FDIC Certificate No:  26718
                      -----


SCHEDULE RI-B--CHARGE-OFFS AND RECOVERIES AND CHANGES
               IN ALLOWANCE FOR LOAN AND LEASE LOSSES

PART I. CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES

Part 1 excludes charge-offs and recoveries through                                                                I386   (-
the allocated transfer risk reserve.                                         ------------------------------------------
                                                                                 (Column A)            (Column B)
                                                                                 Charge-offs           Recoveries
                                                                             --------------------  --------------------
                                                                                      Calendar year-to-date
                                                                             ------------------------------------------
                                               Dollar Amounts in Thousands    RIAD Bil  Mil Thou    RIAD Bil  Mil Thou
- ---------------------------------------------------------------------------  --------------------  --------------------
1. Loans secured by real estate:
   a. To U.S. addressees (domicile). . . . . . . . . . . . . . . . . . .     4651             0    4661             0    1.a.
   b. To non-U.S. addressees (domicile). . . . . . . . . . . . . . . . .     4652             0    4662             0    1.b.
2. Loans to depository institutions and acceptances of other banks:
   a. To U.S. banks and other U.S. depository institutions . . . . . . .     4653             0    4663             0    2.a.
   b. To foreign banks . . . . . . . . . . . . . . . . . . . . . . . . .     4654             0    4664             0    2.b.
3. Loans to finance agricultural production and other loans to farmers .     4655             0    4665             0    3.
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile). . . . . . . . . . . . . . . . . . .     4645         1,369    4617           566    4.a.
   b. To non-U.S. addressees (domicile). . . . . . . . . . . . . . . . .     4646             0    4618             0    4.b.
5. Loans to individuals for household, family, and other personal expenditures:
   a. Credit cards and related plans . . . . . . . . . . . . . . . . . .     4656             0    4666             0    5.a.
   b. Other (includes single payment, installment, and all student
      loans) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4657         4,344    4667         1,226    5.6
6. Loans to foreign governments and official institutions. . . . . . . .     4643             0    4627             0    6.
7. All other loans . . . . . . . . . . . . . . . . . . . . . . . . . . .     4644             0    1628             0    7.
8. Lease financing receivables:
   a. Of U.S. addressees (domicile). . . . . . . . . . . . . . . . . . .     4658             0    4668             0    8.a.
   b. Of non-U.S. addressees (domicile). . . . . . . . . . . . . . . . .     4659             0    4669             0    8.b
9. Total (sum of items 1 through 8). . . . . . . . . . . . . . . . . . .     4635          5713    4605         1,792    9.
                                                                             ------------------------------------------

                                   .                                         ------------------------------------------
                                                                                 (Column A)            (Column B)
                                                                                 Charge-offs           Recoveries
                                                                             --------------------  --------------------
                                                                                      Calendar year-to-date
Memoranda                                                                    ------------------------------------------
                                               Dollar Amounts in Thousands    RIAD Bil  Mil Thou    RIAD Bil  Mil Thou
- ---------------------------------------------------------------------------  ------------------------------------------
1. - 3. Not applicable
4.   Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in
     Schedule RI-B, part I, items 4 and 7, above . . . . . . . . . . . .     5409             0    5410             0    M.4.
5.   Loans secured by real estate (sum of Memorandum items 5.a . . . . .
     through 5.e must equal sum of Schedule RI-B, part I, items 1.a. . .
     and 1.b above): . . . . . . . . . . . . . . . . . . . . . . . . . .
     a. Construction and land development. . . . . . . . . . . . . . . .     3582             0    3583             0    M.5.a.
     b. Secured by farmland. . . . . . . . . . . . . . . . . . . . . . .     3584             0    3585             0    M.5.b.
     c. Secured by 1-4 family residential properties:. . . . . . . . . .
        (1) Revolving, open-end loans secured by 1-4 family residential.
         properties and extended under lines of credit . . . . . . . . .     5411             0    5412             0    M.5.c.(1)
        (2) All other loans secured by 1-4 family residential properties     5413             0    5414             0    M.5.c.(2)
     d. Secured by multifamily (5 or more) residential properties. . . .     3588             0    3589             0    M.5.d.
     e. Secured by nonfarm nonresidential properties . . . . . . . . . .     3590             0    3591             0    M.5.e.
                                                                            ------------------------------------------

                                  Call Date: 2/31/95   ST-BK: 40-2545  FFIEO 032
                                                                       Page RI-4

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State, Zip:     Oklahoma City, OK  73125
FDIC Certificate No:  26718
                      -----

                                  Call Date: 2/31/95   ST-BK: 40-2545  FFIEO 032
                                                                       Page RI-5

PART II.  CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES

                                                                                                   --------------------
                                                                     Dollar Amounts in Thousands    RIAD Bil  Mil Thou
- -------------------------------------------------------------------------------------------------  --------------------
1. Balance originally reported in the December 31, 1994, Reports of Condition and Income . . .     3124        19,356    1.
2. Recoveries (must equal part I, item 9, column B above). . . . . . . . . . . . . . . . . . .     4605         1,792    2.
3. LESS: Charge-offs (must equal Part I, item 9, column A above. . . . . . . . . . . . . . . .     4635         5,713    3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a). . . . . . . . . . .     4230         4,425    4.
5. Adjustments* (see instructions for this schedule) . . . . . . . . . . . . . . . . . . . . .     4815             0    5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC, . . . . .
   item 4.b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3123        19,860    6.
                                                                                                  --------------------

- ------------
* Describe on Schedule RI-E--Explanations.


SCHEDULE RI-C--APPLICABLE INCOME TAXES BY TAXING AUTHORITY

Schedule RI-E is to be reported with the December Report of Income.

                                                                                                                -------
                                                                                                                  I389   (-
                                                                                                   --------------------
                                                                     Dollar Amounts in Thousands    RIAD Bil  Mil Thou
- -------------------------------------------------------------------------------------------------  --------------------
1. Federal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4780         9,345    1.
2. State and local . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4790         1,468    2.
3. Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4795             0    3.
4. Total (sum of items 1 through 3) (must equal sum of Schedule RI, items 9 and 11.b). . . . .     4770        10,813    4.
                                                                      --------------------------
5. Deferred portion of item 4 . . . . . . . . . . . . . . . . . . . . . RIAD 4772        (1,693)                         5.
                                                                       -----------------------------------------------


SCHEDULE RI-E-- EXPLANATIONS

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details).

                                                                                                                -------
                                                                                                                  I395   (-
                                                                                                   --------------------
                                                                                                         Year-to-date
                                                                                                        ---------------
                                                                     Dollar Amounts in Thousands    RIAD Bil  Mil Thou
- -------------------------------------------------------------------------------------------------  --------------------
1. All other noninterest income (from Schedule RI, item 5.f. (2))
   Report amounts that exceed 10% of Schedule RI, item 5.f.(2):
   a. Net gains on other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . .     5415             0    1.a.
   b. Net gains on sales and loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5416             0    1.b.
   c. Net gains on sales of premises and fixed assets. . . . . . . . . . . . . . . . . . . . .     5417             0    1.c.
   Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 5.f.(2)
      -----------
   d.  TEXT 4461                                                                                   4461                  1.d.
       ------------------------------------------------------------------------------------------
   e.  TEXT 4462                                                                                   4462                  1.e.
       ------------------------------------------------------------------------------------------
   f.  TEXT 4463                                                                                   4463                  1.f
      -----------------------------------------------------------------------------------------------------------------

                                   Call Date: 12/31/95  ST-BK: 40-2545 FFIEC 032
                                                                       Page RI-6
Legal Title of Bank:    Boatmen's First National Bank of Oklahoma
Address:                211 N. Robinson
City, State   Zip:      Oklahoma City, OK  73125
FDIC Certificate No.:   26718
                        -----

SCHEDULE RI-E--CONTINUED


                                                                                                        -------------
                                                                                                         Year-to-date
                                                                                                   ------------------
                                                                    Dollar Amounts in Thousands    RIAD  Bil Mil Thou
- -----------------------------------------------------------------------------------------------    ------------------
2. Other noninterest expense (from Schedule RI, item 7.c):
    a. Amortization expense of intangible assets . . . . . . . . . . . . . . . . . . . . . . .     4531         3,383    2.a.
    Report amounts that exceed 10% of Schedule RI, item 7.c:
    b. Net losses on other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . .     5418             0    2.b.
    c. Net losses on sales of loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5419             0    2.c.
    d. Net losses on sales of premises and fixed assets. . . . . . . . . . . . . . . . . . . .     5420             0    2.d.
    Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 7.c:
    e.   TEXT 4464   Data processing expense                                                       4464        12,413    2.e.
         --------------------------------------------------------------------------------------
    f.   TEXT 4467                                                                                 4467                  2.f.
         --------------------------------------------------------------------------------------
    g.   TEXT 4468                                                                                 4468                  2.g.
         --------------------------------------------------------------------------------------
3. Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
   a.  (1)  TEXT 4469                                                                              4469                  3.a.(1)
            -----------------------------------------------------------------------------------
       (2)  Applicable income tax effect                                     RIAD 4486                                   3.a.(2)
            -----------------                                                ---------
   b.  (1)  TEXT 4487                                                                              4487                  3.b.(1)

- -----------------------------------------------------------------------------------------------
       (2)  Applicable income tax effect                                     RIAD 4488                                   3.b.(2)
            -----------------                                                ---------
   c.  (1)  TEXT 4489                                                                              4489                  3.c.(1)
            -----------------------------------------------------------------------------------
       (2)  Applicable income tax effect                                     RIAD 4491                                   3.c.(2)
                                                                             ---------
4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2)
   (itemize and describe all adjustments):
   a.    TEXT 4492                                                                                 4492                  4.a.
         --------------------------------------------------------------------------------------
   b.    TEXT 4493                                                                                 4493                  4.b.
         --------------------------------------------------------------------------------------
5. Cumulative effect of changes in accounting principles from prior years
   (from Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):
   -------------------
   a.    TEXT 4494                                                                                 4494                  5.a.
         --------------------------------------------------------------------------------------
   b.    TEXT 4495                                                                                 4495                  5.b.
         --------------------------------------------------------------------------------------
6. Corrections of material accounting errors from prior years (from Schedule RI-A, item 10)
   (itemize and describe all corrections):
   ---------------------
   a.    TEXT 4496                                                                                 4496                  6.a.
         --------------------------------------------------------------------------------------
   b.    TEXT 4497                                                                                 4497                  6.b.

- -----------------------------------------------------------------------------------------------
7. Other transactions with parent holding company (from Schedule RI-A, item 12)
   (itemize and describe all such transactions):
   a.    TEXT 4498  Divided fixed assets                                                           4498       (1,118)    7.a.
         --------------------------------------------------------------------------------------
   b.    TEXT 4499                                                                                 4499                  7.b.
         --------------------------------------------------------------------------------------
8. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5)
   (itemize and describe all adjustments):
   a.    TEXT 4521                                                                                 4521                  8.a.
         --------------------------------------------------------------------------------------
   b.    TEXT 4522                                                                                 4522                  8.b.
         --------------------------------------------------------------------------------------
9. Other explanations (the space below is provided for the bank to briefly describe, at its        1398          1399
   option, any other significant items affecting the Report of Income):                            ----          ---
   No comment X  (RIAD 4769)
             ---
   Other explanations (please type or print clearly):
   (TEXT 4769)

                                   Call Date: 12/31/95  ST-BK: 40-2545 FFIEC 032
                                                                       Page RI-1
Legal Title of Bank:    Boatmen's First National Bank of Oklahoma
Address:                211 N. Robinson
City, State   Zip:      Oklahoma City, OK  73125
FDIC Certificate No.:   26718
                        -----

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                             ---------
                                                                                                                C30D
                                                                                                   -------------------
                                                                           Dollars in Thousands    RCON  Bil  Mil Thou
- ----------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1) . . . . . . . . . . . . . . . . .     0081       171,733     1.a.
    b. Interest-bearing balances (2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0071           100     1.b.
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . . . . . . . .     1754        16,736     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) . . . . . . . . . . . . . .     1773       276,627     2.b.
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0276        64,469     3.a.
    b. Securities purchased under agreements to resell. . . . . . . . . . . . . . . . . . . . .     0277             0     3.b.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)  RCON 2122   1,012,229                                4.a.
    b. LESS: Allowance for loan and lease losses .....................RCON 3123      19,860                                4.b.
    c. LESS: Allocated transfer risk reserve   .......................RCON 3128           0                                4.c.
                                                                      ---------------------
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . . . . .     2125       992,369     4.d.
 5. Trading assets (from Schedule RC-D) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3545             0     5.
 6. Premises and fixed assets (including capitalized leases). . . . . . . . . . . . . . . . . .     2145        28,099     6.
 7. Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . .     2150         2,205     7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M). .     2130             1     8.
 9. Customers' liability to this bank on acceptances outstanding. . . . . . . . . . . . . . . .     2155           434     9.
10. Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . . .     2143        42,070    10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2160        50,944    11.
12. Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . . . . . . .     2170     1,645,787    12.
                                                                                                   -------------------

- ------------------
(1) Includes cash items in process of collection and unposted debits
(2) Includes time certificates of deposit not held for trading.

                                   Call Date: 12/31/95  ST-BK: 40-2545 FFIEC 032
                                                                       Page RI-2
Legal Title of Bank:    Boatmen's First National Bank of Oklahoma
Address:                211 N. Robinson
City, State   Zip:      Oklahoma City, OK  73125
FDIC Certificate No.:   26718
                        -----

SCHEDULE RC--CONTINUED

                                                                                                   ------------------
                                                                 Dollar Amounts in Thousands       RCON  Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) . . . . . . . .   2200     1,269,391    13.a.
       (1) Noninterest-bearing (1) . . . . . . . . . . . . . . . . . . . RCON 6631      405,967                          13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . .RCON 6636      863,424                          13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . .
       (1) Noninterest-bearing
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0278       177,560    14.a.
    b. Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . .   0279             0    14.b.
15. a. Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . .   2840        10,279    15.a.
    b. Trading liabilities (from Schedule RC-D)  . . . . . . . . . . . . . . . . . . . . . . . .   3548             0    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less  . . . . . . . . . . . . . . . . . . . . . . .   2332             0    16.a.
    b. With original maturity of more than one year  . . . . . . . . . . . . . . . . . . . . . .   2333         1,258    16.b.
17. Mortgage indebtedness and obligations under capitalized leased . . . . . . . . . . . . . . .   2910             0    17.
18. Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . . . . .   2920           434    18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3200             0    19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . . . . . . . . . . . . . .   2930         9,524    20.
21. Total liabilities (sum of items 13 through 20) . . . . . . . . . . . . . . . . . . . . . . .   2948     1,468,446    21.

22. Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . .   3282             0    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . . . . .   3838             0    23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3230        29,618    24.
25. Surplus (exclude all surplus related to preferred stock) . . . . . . . . . . . . . . . . . .   3839       128,601    25.
26. a. Undivided profits and capital reserves. . . . . . . . . . . . . . . . . . . . . . . . . .   3632        18,407    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities. . . . . . . . . .   8434           715    26.b.
27. Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . .
28. Total equity capital (sum of items 23 through 27). . . . . . . . . . . . . . . . . . . . . .   3210       177,341    28.
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 28). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3300     1,645,787    29.
                                                                                                   -------------------------

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any data during
    1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCON 6724      N/A   M.1

1 = Independent audit of the band conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- --------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                   Call Date: 12/31/95  ST-BK: 40-2545 FFIEC 032
                                                                       Page RI-3
Legal Title of Bank:    Boatmen's First National Bank of Oklahoma
Address:                211 N. Robinson
City, State   Zip:      Oklahoma City, OK  73125
FDIC Certificate No.:   26718
                        -----

SCHEDULE RC-A--CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

Exclude assets held for trading.


                                                                                                                  ----
                                                                                                                  C305
                                                                                                                  ----
                                                                   Dollar Amounts in Thousands      RCON Bil Mil  Thou
- ----------------------------------------------------------------------------------------------------------------------

1. Cash items in process of collection, unposted debits, and currency and coin:
   a. Cash items in process of collection and unposted debits. . . . . . . . . . . . . . . . .     0020       132,875    1.a.
   b. Currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0080        21,668    1.b.
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks. . . . . . . . . . . . . . . . . . . . . . .     0083             0    2.a.
   b. Other commercial banks in the U.S. and other depository institutions in the U.S. . . . .     0085        13,162    2.b.
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks . . . . . . . . . . . . . . . . . . . . . . . . . .     0073             0    3.a.
   b. Other banks in foreign countries and foreign central banks . . . . . . . . . . . . . . .     0074             0    3.b.
4. Balances due from Federal Reserve Banks . . . . . . . . . . . . . . . . . . . . . . . . . .     0090         4,128    4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b) . . . .     0010       171,833    5.
                                                                                                   --------------------------

Memorandum                                                                                         ------------------
                                                                   Dollar Amounts in Thousands     RCON  Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S. (included in items 1.a.
   and 2.b above)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0050        13,062    M.1.
                                                                                                   ------------------

SCHEDULE RC-B--SECURITIES

Exclude assets held for trading.

                                                                                                                    C310
- --------------------------------------------------------------------------------------------------------------------------
                                                   Held-to-maturity                      Available-for-sale
                                            (Column A)          (Column B)             (Column C)          (Column D)
                                            Amortized Cost      Fair Value          Amortized Cost        Fair Value (1)
                                            ------------------------------------------------------------------------------
    Dollar Amounts in Thousands             RCON  Bil Mil Thou  RCON  Bil Mil Thou  RCON  Bil Mil Thou  RCON  Bil Mil Thou
- --------------------------------------------------------------------------------------------------------------------------
1. U.S. Treasury securities . . . . . . .   0211           0   0213           0     1286        67,290   1287        67,496   1.
2. U.S. Government agency
   and corporation obligations
   (exclude mortgage-backed
   securities):
   a. Issued by U.S.
      Government agencies (2) . . . . . .   1289           0   1290           0     1291            0   1293             0   2.a.
   b. Issued by U.S.
      Government-sponsored
      agencies (3). . . . . . . . . . . .   1294           0   1295           0     1297       40,709   1298        41,087   2.b.
                                           -------------------------------------------------------------------------------

- ---------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c. column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.
(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

                                   Call Date: 12/31/95  ST-BK: 40-2545 FFIEC 032
                                                                       Page RI-4
Legal Title of Bank:    Boatmen's First National Bank of Oklahoma
Address:                211 N. Robinson
City, State   Zip:      Oklahoma City, OK  73125
FDIC Certificate No.:   26718
                        -----

SCHEDULE RC-B--CONTINUED

                             --------------------------------------------------------------------------------------
                                       Held-to-Maturity                             Available-for-sale
                             --------------------------------------------------------------------------------------
                                    (Column A)             (Column B)            (Column C)         (Column D)
                                  Amortized Cost           Fair Value          Amoritzed Cost      Fair Value (1)
                             --------------------------------------------------------------------------------------
   Dollar Amounts in Thousands  RCON  Bil  Mil  Thou    RCON  Bil Mil  Thou   RCON  Bil Mil Thou  RCON Bil Mil Thou
- -------------------------------------------------------------------------------------------------------------------
3. Securities issued by states
   and political subdivisions
   in the U.S.:
   a. General obligations. . .   1676        10,944    1677        11,171    1678             0    1679             0    3.a.
   b. Revenue obligations. . .   1681         5,767    1686         5,955    1690             0    1691             0    3.b.
   c. Industrial development
      and similar obligations.   1694             0    1695             0    1696             0    1697             0    3.c.
4. Mortgage-backed
   securities (MBS):
   a. Pass-through securities:
      (1) Guaranteed by
          GNMA . . . . . . . .   1698             0    1699             0    1701        37,296    1702        37,531    4.a.(1)
      (2) Issued by FNMA
          and FHLMC. . . . . .   1703             0    1705             0    1706        52,665    1707        52,442    4.a.(2)
      (3) Other pass-through
          securities . . . . .   1709             0    1710             0    1711             0    1713             0    4.a.(3)
   b. Other mortgage-backed
      securities (include CMOs,
      REMICs, and stripped
      MBS):
      (1) Issued or guaranteed
          by FNMA, FHLMC
          or GNMA. . . . . . .   1714             0    1715             0    1716        67,106    1717        67,666    4.b.(1)
      (2) Collateralized
          by MBS issued or
          guaranteed by FNMA,
          FHLMC, or GNMA . . .   1718             0    1719             0    1731           102    1732           102    4.b.(2)
      (3) All other mortgage-
          backed securities. .   1733             0    1734             0    1735             0    1736             0    4.b.(3)
5. Other debt securities:
   a. Other domestic debt
      securities . . . . . . .   1737             0    1738             0    1739           368    1741           382    5.a.
   b. Foreign debt
      securities . . . . . . .   1742            25    1743            25    1744             0    1746             0    5.b.
6. Equity securities:
   a. Investments in mutual
      funds. . . . . . . . . .                                               1747             0    1748             0    6.a.
   b. Other equity securities
      with readily determinable
      fair values. . . . . . .                                               1749             0    1751             0    6.b.
   c. All other equity
      securities (1) . . . . .                                               1752         9,921    1753         9,921    6.c.
7. Total (sum of items 1
   through 6) (total of
   column A must equal
   Schedule RC, item 2.a)
   (total of Column D must
   equal Schedule RC,
   item 2.b) . . . . . . . . .   1754        16,736    1771        17,151    1772       275,457    1773       276,627    7.
                                --------------------------------------------------------------------------------------

(1) Includes equity securities without readily determinable fair values at historical cost in tiem 6.c, column D.

                                Call Date:  12/31/95  ST-BK:  40-2545  FFIEC 032
                                                                       Page RC-5

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State  Zip:     Oklahoma City, OK 73125
FDIC Certificate No.: |2|6|7|1|8|

SCHEDULE RC-B--CONTINUED

Memoranda                                                                                                        C312    (-
                                                                                                               ------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ------------------------------------------------------------------------------------------------   ------------------
1. Pledged securities(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0416       243,105    M.1.
2. Maturity and repricing data for debt securities(2)(3)(4) (excluding those in nonaccrual status):
   a. Fixed rate debt securities with a remaining maturity of:
      (1) Three months or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0343         2,559    M.2.a.(1)
      (2) Over three months through 12 months. . . . . . . . . . . . . . . . . . . . . . . . .     0344        18,030    M.2.a.(2)
      (3) Over one year through five years . . . . . . . . . . . . . . . . . . . . . . . . . .     0345        77,956    M.2.a.(3)
      (4) Over five years. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0346        73,210    M.2.a.(4)
      (5) Total fixed rate debt securities (sum of Memorandum items 2.a(1) through 2.a(4)) . .     0347       171,755    M.2.a.(5)
   b. Floating rate debt securities with a repricing frequency of:
      (1) Quarterly or more frequently . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4544        44,514    M.2.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly. . . . . . . . . . .     4545        67,173    M.2.b.(2)
      (3) Every five years or more frequently, but less frequently than annually . . . . . . .     4551             0    M.2.b.(3)
      (4) Less frequently than every five years. . . . . . . . . . . . . . . . . . . . . . . .     4552             0    M.2.b.(4)
      (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1) through 2.b.(4)). . 4553       111,687    M.2.b.(5)
   c. Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal total debt securities from Schedule RC-B, sum of items 1 through 5, Columns A and O, minus
      nonaccrual debt securities included in Schedule RC-N, item 9, column C). . . . . . . . .     0393       283,442    M.2.c.
3. Not applicable
4. Held-to-maturity debt securities restructured and in compliance with modified terms (included
   in Schedule RC-B, items 3 through 5, column A, above) . . . . . . . . . . . . . . . . . . .     5365             0    M.4.
5. Not applicable
6. Floating rate debt securities with a remaining maturity of one year or less (2)(5) (to be
   completed by all banks) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5519           500    M.6.
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date
   of sale or transfer). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1778       112,100    M.7.
8. High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, item 4.b):
   a. Amortized cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8780             0    M.8.a.
   b. Fair value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8781             0    M.8.b.
9. Structured notes (included in the held-to-maturity and available-for-sale accounts in
   Schedule RC-B, items 2, 3, and 5):
   a. Amortized cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8782         5,250    M.9.a.
   b. Fair value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8783         5,261    M.9.b.

- --------------------
(2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(4) Memorandum item 2 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(5) For commercial banks, the debt securities included in Memorandum item 6 will also have been reported in Memorandum item 2.b above. For savings banks, the debt securities included in Memorandum item 6 will also have been reported in supplemental Schedule RC-J, part I, item 4. Savings banks should note that available-for-sale debt securities are reported at fair value in Memorandum item 6 and at amortized cost in Schedule RC-J.

                                Call Date:  12/31/95  ST-BK:  40-2545  FFIEC 032
                                                                       Page RC-6

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State  Zip:     Oklahoma City, OK 73125
FDIC Certificate No.: |2|6|7|1|8|

SCHEDULE RC-C--LOANS AND LEASE FINANCING RECEIVABLES

PART I. LOANS AND LEASES

Do not deduct the allowance for loan and lease losses from amounts in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.

                                                                                                                C315     (-
                                                                                                               ------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ------------------------------------------------------------------------------------------------   ------------------
 1. Loans secured by real estate:
    a. Construction and land development . . . . . . . . . . . . . . . . . . . . . . . . . . .     1415        57,909    1.a.
    b. Secured by farmland (including farm residential and other improvements) . . . . . . . .     1420           945    1.b.
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4 family residential properties and
           extended under lines of credit. . . . . . . . . . . . . . . . . . . . . . . . . . .     1797         9,245    1.c.(1)
       (2) All other loans secured by 1-4 family residential properties:
           (a) Secured by first liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5367        81,896    1.c.(2)(a)
           (b) Secured by junior liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5368         7,915    1.c.(2)(b)
    d. Secured by multifamily (5 or more) residential properties . . . . . . . . . . . . . . .     1460        33,240    1.d.
    e. Secured by nonfarm nonresidential properties. . . . . . . . . . . . . . . . . . . . . .     1480       174,516    1.e.
 2. Loans to depository institutions:
    a. To commercial banks in the U.S.:
       (1) To U.S. branches and agencies of foreign banks. . . . . . . . . . . . . . . . . . .     1506             0    2.a.(1)
       (2) To other commercial banks in the U.S. . . . . . . . . . . . . . . . . . . . . . . .     1507             0    2.a.(2)
    b. To other depository institutions in the U.S.. . . . . . . . . . . . . . . . . . . . . .     1517        10,000    2.b.
    c. To banks in foreign countries:
       (1) To foreign branches of other U.S. banks . . . . . . . . . . . . . . . . . . . . . .     1513             0    2.c.(1)
       (2) To other banks in foreign countries . . . . . . . . . . . . . . . . . . . . . . . .     1516           175    2.c.(2)
 3. Loans to finance agricultural production and other loans to farmers. . . . . . . . . . . .     1590        26,620    3.
 4. Commercial and industrial loans:
    a. To U.S. addressees (domicile) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1763       304,144    4.a.
    b. To non-U.S. addressees (domicile) . . . . . . . . . . . . . . . . . . . . . . . . . . .     1764             0    4.b.
 5. Acceptance of other banks:
    a. Of U.S. banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1756             0    5.a.
    b. Of foreign banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1757             0    5.b.
 6. Loans to individuals for household, family, and other personal expenditures
    (i.e., consumer loans) (includes purchased paper):
    a. Credit cards and related plans (includes check credit and other revolving credit plans)     2008         3,720    6.a.
    b. Other (includes single payment, installment, and all student loans) . . . . . . . . . .     2011       278,737    6.b.
 7. Loans to foreign governments and official institutions (including foreign central banks) .     2081             0    7.
 8. Obligations (other than securities and leases) of states and political subdivisions
    in the U.S. (including nonrated industrial development obligations). . . . . . . . . . . .     2107        12,509    8.
 9. Other loans:
    a. Loans for purchasing or carrying securities (secured or unsecured). . . . . . . . . . .     1545           586    9.a.
    b. All other loans (excluding consumer loans). . . . . . . . . . . . . . . . . . . . . . .     1564        10,072    9.b.
10. Lease financing receivables (net of earned income):
    a. Of U.S. addressees (domicile) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2182             0    10.a.
    b. Of non-U.S. addressees (domicile) . . . . . . . . . . . . . . . . . . . . . . . . . . .     2183             0    10.b.
11. LESS: Any unearned income on loans reflected on items 1-9 above. . . . . . . . . . . . . .     2123             0    11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10)
    minus item 11) (must equal Schedule RC, item 4.a). . . . . . . . . . . . . . . . . . . . .     2122     1,012,229    12.

                                Call Date:  12/31/95  ST-BK:  40-2545  FFIEC 032
                                                                       Page RC-7

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State  Zip:     Oklahoma City, OK 73125
FDIC Certificate No.: |2|6|7|1|8|

SCHEDULE RC-C--CONTINUED

PART I. CONTINUED



Memoranda
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ------------------------------------------------------------------------------------------------   ------------------
1. Commercial paper included in Schedule RC-C, part I, above . . . . . . . . . . . . . . . . .     1496             0    M.1
2. Loans and leases restructured and in compliance with modified terms (included in
   Schedule RC-C, part I, above and not reported as past due or nonaccrual in Schedule RC-N,
   Memorandum item 1):
   a. Loans secured by real estate:
      (1) To U.S. addressees (domicile). . . . . . . . . . . . . . . . . . . . . . . . . . . .     1687             0    M.2.a.(1)
      (2) To non-U.S. addressees (domicile). . . . . . . . . . . . . . . . . . . . . . . . . .     1689             0    M.2.a.(2)
   b. All other loans and all lease financing receivables (exclude loans to individuals
      for household, family, and other personal expenditures). . . . . . . . . . . . . . . . .     8691             0    M.2.b.
   c. Commercial and industrial loans to and lease financing receivables of
      non-U.S. addressees (domicile) included in Memorandum item 2.b above . . . . . . . . . .     8692             0    M.2.c.
3. Maturity and repricing data for loans and leases(1) (excluding those in nonaccrual status):
   a. Fixed rate loans and leases with a remaining maturity of:
      (1) Three months or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0348        33,843    M.3.a(1)
      (2) Over three months through 12 months. . . . . . . . . . . . . . . . . . . . . . . . .     0349        24,880    M.3.a(2)
      (3) Over one year through five years . . . . . . . . . . . . . . . . . . . . . . . . . .     0356       325,907    M.3.a(3)
      (4) Over five years. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0357        98,148    M.3.a(4)
      (5) Total fixed rate loans and leases (sum of Memorandum items 3.a.(1)
          through 3.a.(4)) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0358       482,778    M.3.a(5)
   b. Floating rate loans and leases with a repricing frequency of:
      (1) Quarterly or more frequently . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4554       505,287    M.3.b(1)
      (2) Annually or more frequently, but less frequently than quarterly. . . . . . . . . . .     4555        13,111    M.3.b(2)
      (3) Every five years or more frequently, but less frequently than annually . . . . . . .     4561           647    M.3.b(3)
      (4) Less frequently than every five years. . . . . . . . . . . . . . . . . . . . . . . .     4564             0    M.3.b(4)
      (5) Total floating rate loans (sum of Memorandum items 3.b.(1) through 3.b.(4)). . . . .     4567       519,045    M.3.b(5)
   c. Total loans and leases (sum of Memorandum items 3.s.(5) and 3.b.(5))
      (must equal the sum of total loans and leases, net, from Schedule RC-C, part I, item 12, plus earned income from Schedule RC-C, part I, item 11, minus total nonaccrual
      loans and leases from Schedule RC-N, sum of items 1 through 8, column C) . . . . . . . .     1479     1,001,823    M.3.c.
4. Loans to finance commercial real estate, construction, and land development activities
   (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9.b,
   page RC-6(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2746         6,131    M.4.
5. Loans and leases held for sale (included in Schedule RC-C, part I, above) . . . . . . . . .     5369           123    M.5.
6. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties
   (included in Schedule RC-C, part I, item 1.c.(2)(a), page RC-6) . . . . . . . . . . . . . .     5370        21,757    M.6.

- --------------------
(1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(2) Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

                                Call Date:  12/31/95  ST-BK:  40-2545  FFIEC 032
                                                                       Page RC-8

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State  Zip:     Oklahoma City, OK 73125
FDIC Certificate No.: |2|6|7|1|8|

SCHEDULE RC-D--TRADING ASSETS AND LIABILITIES

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).

                                                                                                                C320     (-
                                                                                                               ------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ------------------------------------------------------------------------------------------------   ------------------
ASSETS
 1. U.S. Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3531             0     1.
 2. U.S. Government agency and corporation obligations (exclude mortgage-backed securities). .     3532             0     2.
 3. Securities issued by states and political subdivisions in the U.S. . . . . . . . . . . . .     3533             0     3.
 4. Mortgage-backed securities (MBS):
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA. . . . . . . . . .     3534             0     4.a.
    b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA
       (include CMOs, REMICs, and stripped MBS). . . . . . . . . . . . . . . . . . . . . . . .     3535             0     4.b.
    c. All other mortgage-backed securities. . . . . . . . . . . . . . . . . . . . . . . . . .     3536             0     4.c.
 5. Other debt securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3537             0     5.
 6. Certificates of deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3538             0     6.
 7. Commercial paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3539             0     7.
 8. Banker's acceptances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3540             0     8.
 9. Other trading assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3541             0     9.
10. Not applicable
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity
    contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4549             0    11.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5). . . . .     3545             0    12.

LIABILITIES
13. Liability for short positions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3546             0    13.
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity
    contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3547             0    14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b) . .     3548             0    15.

                                Call Date:  12/31/95  ST-BK:  40-2545  FFIEC 032
                                                                       Page RC-9

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State  Zip:     Oklahoma City, OK 73125
FDIC Certificate No.: |2|6|7|1|8|

SCHEDULE RC-E--DEPOSIT LIABILITIES

                                                                                                                 C325    (-
                                                                                                               -------
                                                                                                      Nontransaction
                                                                  Transaction Accounts                   Accounts
                                                        ----------------------------------------    ------------------
                                                            (Column A)            (Column B)           (Column C)
                                                         Total transaction        Memo: Total             Total
                                                        accounts (including     demand deposits       nontransaction
                                                           total demand          (included in           accounts
                                                             deposits)             column A)        (including MMDAs)
                                                        ------------------    ------------------    ------------------
                         Dollar Amounts in Thousands    RCON  Bil Mil Thou    RCON  Bil Mil Thou    RCON  Bil Mil Thou
- ----------------------------------------------------    ------------------    ------------------    ------------------
Deposits of:
1. Individuals, partnerships and corporations. . .     2201       339,728    2240       315,831    2346       771,991    1.
2. U.S. Government . . . . . . . . . . . . . . . .     2202         9,146    2280         9,146    2520             0    2.
3. States and political subdivisions in the U.S. .     2203        40,796    2290        32,604    2530        58,382    3.
4. Commercial banks in the U.S.. . . . . . . . . .     2206        34,562    2310        34,562                          4.
   a. U.S. branches and agencies of foreign banks.                                                 2347             0    4.a.
   b. Other commercial banks in the U.S. . . . . .                                                 2348         1,087    4.b.
5. Other depository institutions in the U.S. . . .     2207         3,294    2312         3,294    2349             0    5.
6. Banks in foreign countries. . . . . . . . . . .     2213             0    2320             0                          6.
   a. Foreign branches of other U.S. banks . . . .                                                 2367             0    6.a.
   b. Other banks in foreign countries . . . . . .                                                 2373             0    6.b.
7. Foreign governments and official institutions
   (including foreign central banks) . . . . . . .     2216             0    2300             0    2377             0    7.
8. Certified and official checks . . . . . . . . .     2330        10,405    2330        10,405                          8.
9. Total (sum of items 1 through 8) (sum of
   columns A and C must equal Schedule RC,
   item 13.a). . . . . . . . . . . . . . . . . . .     2215       437,931    2210       405,842    2385       831,460    9.



Memoranda
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ------------------------------------------------------------------------------------------------   ------------------
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):
   a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts. . . . . . . . . . .     6835        68,549    M.1.a.
   b. Total brokered deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2365             0    M.1.b.
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1) Issued in denominations of less that $100,000. . . . . . . . . . . . . . . . . . . .     2343             0    M.1.c.(1)
      (2) Issued either in denominations of less that $100,000 or in denominations greater than
          $100,000 and participated out by the broker in shares of $100,000 or less. . . . . .     2344             0    M.1.c.(2)
   d. Total deposits denominated in foreign currencies . . . . . . . . . . . . . . . . . . . .     3776             0    M.1.d
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S.
      reported in item 3 above which are secured or collateralized as required under state law     5590        98,631    M.1.e
2. Components of total nontransaction accounts (- sum of Memoranda items 2.a through 2.d must equal item 9, column C, above):
   a. Savings deposits:
      (1) Money market deposit accounts (MMDAs). . . . . . . . . . . . . . . . . . . . . . . .     6810       388,371    M.2.a(1)
      (2) Other savings deposits (excludes MMDAs). . . . . . . . . . . . . . . . . . . . . . .     0352        49,880    M.2.a.(2)
   b. Total time deposits of less that $100,000. . . . . . . . . . . . . . . . . . . . . . . .     6648       274,331    M.2.b
   c. Time certificates of deposit of $100,000 or more . . . . . . . . . . . . . . . . . . . .     6645       118,578    M.2.c.
   d. Open-account time deposits of $100,000 or more . . . . . . . . . . . . . . . . . . . . .     6646           300    M.2.d.
3. All NOW accounts (included in column A above) . . . . . . . . . . . . . . . . . . . . . . .     2398        32,089    M.3.

                                Call Date: 12/31/95  ST-BK:   40-2345 FFIEC O32
                                                                     Page RC-10

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State Zip:      Oklahoma City, OK 73125
FIDC Certificate No.: 26718


SCHEDULE RC-E--CONTINUED

Memoranda (Continued)



Deposit Totals for FDIC Insurance Assessments
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------
4. Total deposits (sum of items 9, column A and item 9, column C )
   (must equal Schedule RC, item 13.a). . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2200     1,269,391    M.4

   a. Total (demand deposits ( must equal item 9, column 8) . . . . . . . . . . . . . . . . . .     2210       405,842    M.4.a
   b. Total (time and savings deposits (1) (must equal item 9, column A plus item 9, column C
   minus item 9, column 8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2350       863,549    M.4.b

- -----------
(1) for FDIC insurance assessment purposes, "total time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------
5. Time deposits of less than $100,000 and open-account time deposits of $100,000 or more
   (included in in Memorandum items 2.b and 2.d above) with a remaining maturity or repricing frequency of :(1)
   a. Three months or less. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     0359        63,218    M.5.a.
   b. Over three months through 12 months (but not over 12 months). . . . . . . . . . . . . . .     3644       124,119    M.6.a.(2)

6. Maturity and repricing data for time certificates of deposit of $100,000 or more: (1)
   a. Fixed rate time certificates of deposit of $100,000 or more with a remaining maturity of:
      (1) Three months or less. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2761        67,783    M.6.a.(1)
      (2) Over three months through 12 months . . . . . . . . . . . . . . . . . . . . . . . . .     2762        36,272    M.6.a.(2)
      (3) Over one year through five years. . . . . . . . . . . . . . . . . . . . . . . . . . .     2763        14,340    M.6.a.(3)
      (4) Over five years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2765           183    M.6.a.(4)
      (5) Total fixed rate time certificates of deposit of $100,000 or more (sum of
         Memorandum items 6.a.(1) through 6.a.(4) . . . . . . . . . . . . . . . . . . . . . . .     2767       118,578    M.6.a.(5)
   b. Floating rate time certificates of deposit of $100,000 or more with a repricing frequency of: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      (1) Quarterly or more frequently. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4568             0    M.6.b.(1)
      (2) Annually or more frequently, but less than quarterly. . . . . . . . . . . . . . . . .     4569             0    M.6.b.(2)
      (3) Every five years or more frequently, but less than annually . . . . . . . . . . . . .     4571             0    M.6.b.(3)
      (4) Less frequently than every five years . . . . . . . . . . . . . . . . . . . . . . . .     4572             0    M.6.b.(4)
      (5) Total floating rate time certificate of deposit of $100,000 or more (sum of Memorandum
          items 6.b.(1) through 6.b.(4)). . . . . . . . . . . . . . . . . . . . . . . . . . . .     4573             0    M.6.b.(5)
   c. Total time certificates of deposit of $100,000 or more (sum of Memorandum items 6.a.(5)
      and 6.b.(5)) (must equal Memorandum item 2.c.above) . . . . . . . . . . . . . . . . . . .     6645       118,578    M.6.c
                                                                                                 ---------------------


- ------------
(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

                               Call Date: 12/31/95  ST-BK:   40-2345  FFIEC O32
                                                                     Page RC-11
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State Zip:      Oklahoma City, OK 73125
FIDC Certificate No.: 26718


SCHEDULE RC-F--OTHER ASSETS


                                                                                                              --------
                                                                                                                 C330    ( -
                                                                                                              --------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------
1. Income earned, not collected on loans . . . . . . . . . . . . . . . . . . . . . . . . . . .     2164         8,335    1.
2. Net deferred tax assets (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2148         4,343    2.
3. Excess residential mortgage servicing fees receivable . . . . . . . . . . . . . . . . . . .     5371             0    3.
4. Other (itemize and describe amounts that exceed 25% of this item) . . . . . . . . . . . . .     2168        38,266    4.
     ------------                                                   -------------------------
  a.  TEXT 3549     A/R Goldman Sachs ( Sweep account )              RCON 3549          24,497                           4.a
      -----------   ------------------------------------------------
  b   TEXT 3550                                                      RCON 3550                                           4.b
      -----------   ------------------------------------------------
  c.  TEXT 3551                                                      RCON 3551                                           4.c
     ------------------------------------------------------------------------------------------
5.Total (sum of items 1 through 4) (must equal schedule RC, item 11) . . . . . . . . . . . . .     2160        50,944    5.
                                                                                                  --------------------
Memorandum

                                                                                                  --------------------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------
1. Deferred tax assets disallowed for regulatory capital purposes. . . . . . . . . . . . . . .     5610             0    M.1.

SCHEDULE RC-G--OTHER LIABILITIES


                                                                                                              --------
                                                                                                                 C330    ( -
                                                                                                              --------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------
1. a. Interest accrued and unpaid on deposits (2). . . . . . . . . . . . . . . . . . . . . . .      3645         3,308    1.a.
   b. Other expenses accrued and unpaid (includes accrued income taxes payable). . . . . . . .      3646         6,031    1.b.
2. Net deferred tax liabilities (1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3049             0    2.
3. Minority interest in consolidated subsidiaries  . . . . . . . . . . . . . . . . . . . . . .      3000             0    3.
4. Other (itemize and describe amounts that exceed 25% of this item) . . . . . . . . . . . . .      2938           185    4.
      ------------                                                                                 -------------------------
   a.  TEXT 3552      Accounts payable clearing                        RCON 3552             113                          4.a
      ------------   -----------------------------------------------
   b.  TEXT 3553      Non cash collections                             RCON 3553              48                          4.b
      ------------   -----------------------------------------------
   c.  TEXT 3554                                                       RCON 3554                                          4.c
      ------------------------------------------------------------------------------------------
5. Total (sum of items 1 through 4) (must equal schedule RC, item 20)                                2930         9,524    5.
                                                                                                    ------------------

- ------------
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) For savings banks, includes "dividends" accrued and unpaid on deposits.

                               Call Date: 12/31/95  ST-BK:   40-2345  FFIEC O32
                                                                     Page RC-12
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State Zip:      Oklahoma City, OK 73125
FIDC Certificate No.: 26718


SCHEDULE RC-K--QUARTERLY AVERAGES (1)


                                                                                                              --------
                                                                                                                C335    ( -
                                                                                                              --------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------
ASSETS
 1.  Interest-bearing balances due from depository institutions . . . . . . . . . . . . . . . . .   3381            36    1.
 2.  U.S. Treasury securities and U.S. Government agency and corporation obligations (2)  . . . .   3382       265,709    2.
 3.  Securities issued by states and political subdivisions in the U.S. (2) . . . . . . . . . . .   3383        16,708    3.
 4.  a. Other debt securities(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3647           915    4.a
     b. Equity securities(3) (includes investments in mutual funds and Federal Reserve stock) . .   3648         9,922    4.b.
 5.  Federal funds sold and securities purchased under agreements to resell . . . . . . . . . . .   3365        56,434    5.
 6.  Loans:
     a. Total loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3360     1,018,810    6.a.
     b. Loans secured by real estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3385       295,886    6.b.
     c. Loans to finance agricultural production and other loans to farmers . . . . . . . . . . .   3386        23,345    6.c.
     d. Commercial and industrial loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3387       306,287    6.d.
     e. Loans to individuals for household, family, and other personal expenditures . . . . . . .   3388       302,450    6.e.
 7.  Trading assets(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3401             0    7.
 8.  Lease financing receivables (net of unearned income) . . . . . . . . . . . . . . . . . . . .   3484             0    8.
 9.  Total assets(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3368     1,589,364    9.
LIABILITIES
10.  Interest bearing transaction accounts (NOW accounts, ATS accounts, and telephone
     and preauthorized transfer accounts (exclude demand deposits) . . . . . . . . . . . . . . .    3485        19,263    10.
11.  Nontransaction accounts:
     a. Money market deposit accounts (MMDAs). . . . . . . . . . . . . . . . . . . . . . . . . .    3486       394,504    11.a
     b. Other savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3487         2,556    11.b.
     c. Time certificates of deposit of $100,000 or more . . . . . . . . . . . . . . . . . . . .    3345        91,521    11.c.
     d. All other time deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3469       300,784    11.d.
12.  Federal funds purchased and securities under agreements to repurchase . . . . . . . . . . .    3353       169,072    12.
13.  Other borrowed money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3355        11,693    13.
                                                                                                  --------------------

- ---------------------
(1) For all items, banks have the option of reporting either (1)an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.
(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

                             Call Date: 12/31/95  ST-BK:   40-2345  FFIEC O32
                                                                   Page RC-13
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State Zip:      Oklahoma City, OK 73125
FIDC Certificate No.: 26718


SCHEDULE RC-L--OFF-BALANCE SHEET ITEMS

Please read carefully the instructions for the preparation of schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.


                                                                                                              --------
                                                                                                                C360   ( -
                                                                                                              --------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------
 1. Unused commitments:
    a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity
      lines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3814         5,920    1.a.
    b. Credit card lines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3815             0    1.b.
    c. Commercial real estate, construction, and land development:
      (1) Commitments to fund loans secured by real estate. . . . . . . . . . . . . . . . . . .     3816        31,974    1.c.(1)
      (2) Commitments to fund loans not secured by real estate. . . . . . . . . . . . . . . . .     6550           525    1.c.(2)
    d. Securities underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3817             0    1.d.
    e. Other unused commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3818       495,888    1.e.
 2. Financial standby letters of credit . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3819        15,960    2.
                                                                          ----------------------
    a. Amount of financial standby letters of credit conveyed to others   RCON 3820            0
                                                                          ----------------------                          2.a.
 3. Performance standby letters of credit . . . . . . . . . . . . . . . . . . . . . . . . . . .     3821        98,031    3.
                                                                          ----------------------
    a. Amount of performance standby letters of credit conveyed to others  RCON 3822.           0                          3.a.
                                                                           ---------------------
 4. Commercial and similar letters of credit. . . . . . . . . . . . . . . . . . . . . . . . . .     3411        28,106    4.
 5. Participations in acceptances (as described in the instructions) conveyed to others by the
    reporting bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3428             0    5.
 6. Participations in acceptances (as described in the instructions) acquired by the reporting
    (nonaccepting) bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3429             0    6.
 7. Securities borrowed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3432             0    7.
 8. Securities lent (including customers' securities lent where the customer is indemnified
    against loss by the reporting bank). . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3433             0    8.
 9. Mortgages transferred (i.e., sold or swapped) with recourse that have been treated as sold for Call Report purposes:
    a. FNMA  and FMLMC residential mortgage loan pools:
       (1) Outstanding principal balance of mortgages transferred as of the report date . . . .     3650             0    9.a.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date . . . . . . . .     3651             0    9.a.(2)
    b. Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:
       (1) Outstanding principal balance of mortgages transferred as of the report date. . . . .    3652             0    9.b.(11)
       (2) Amount of recourse exposure on these mortgages as of the report date. . . . . . . . .    3653             0    9.b.(2)
    c. Farmer Mac agricultural mortgage loan pools:
       (1) Outstanding principal balance of mortgages transferred as of the report date. . . . .    3654             0    9.c.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date. . . . . . . . .    3655             0    9.c.(2)
10. When-issued securities:
    a. Gross commitments to purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3434             0    10.a.
    b. Gross commitments to sell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3435             0    10.b.
11. Spot foreign exchange contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8765             0    11.
12. All other off-balance sheet liabilities (exclude off balance sheet derivatives)
    (itemize and describe each component of this item over 25% of Schedule RC, item 28,
    "Total equity capital"). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3430             0    12.

        --------------                                                    ------------------------
    a.   TEXT 3555                                                         RCON 3555                                      12.a.
        ------------------------------------------------------------------
    b.   TEXT 3556                                                         RCON 3556                                      12.b.
        ------------------------------------------------------------------
    c.   TEXT 3557                                                         RCON 3557                                      12.c.
        ------------------------------------------------------------------
    d.   TEXT 3558                                                         RCON 3558                                      12.d.
      ------------------------------------------------------------------------------------------
13. All other off-balance sheet assets (exclude off-balance sheet derivatives)(itemize and
    describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital") 5591          0        13.

      --------------                                                    ------------------------
  a.   TEXT 5592                                                         RCON 5592                                        13.a.
      ------------------------------------------------------------------
  b.   TEXT 5593                                                         RCON 5593                                        13.b.
      ------------------------------------------------------------------
  c.   TEXT 5594                                                         RCON 5594                                        13.c.
      ------------------------------------------------------------------
  d.   TEXT 5595                                                         RCON 5595                                        13.d.
      ------------------------------------------------------------------------------------------


                               Call Date: 12/31/95  ST-BK:   40-2345  FFIEC O32
                                                                     Page RC-14
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State Zip:      Oklahoma City, OK 73125
FIDC Certificate No.: 26718


SCHEDULE RC-L--Continued

                                                                                                       ----------------
                                                                                                             C361            ( -
                                         ------------------------------------------------------------------------------
                                           (Column A)             (Column B)         (Column C)         (Column D)
         Dollar Amounts in Thousands     Interest Rate         Foreign Exchange   Equity Derivative    Commodity and
- --------------------------------------
   Off-balance Sheet Derivatives            Contracts             Contracts          Contracts          Other contracts
                                         ------------------- ------------------- ------------------- -------------------
   Position Indicators                   Tri Bil Mil Thou    Tri Bil Mil Thou    Tri Bil Mil Thou    Tri Bil Mil Thou
- --------------------------------------   ------------------- ------------------- ------------------- -------------------

14. Gross amounts (e.g.,notional
    amounts) (for each column, sum of
    items 14.a through 14.e must equal
    sum of items 15,16.a, and 16.b):
                                          ------------------- ------------------- -------------------- ------------------
   a. Futures contracts...............                      0                   0                   0                   0   14.a.
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8693           RCON 8694           RCON 8695           RCON 8696
                                          -------------------- ------------------ --------------------------------------
   b. Forward contracts...............                      0                  27                   0                   0   14.b.
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8697           RCON 8698           RCON 8699           RCON 8700
                                          -------------------  ------------------  ------------------ -------------------
   c. Exchange-traded option contracts:
                                          -------------------  ------------------  ------------------ -------------------
      (1) Written options...........                        0                   0                   0                   0   14.c.(1)
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8701           RCON 8702           RCON 8703           RCON 8704
                                          -------------------  ------------------  ------------------ -------------------
      (2) Purchased options..........                       0                   0                   0                   0   14.c.(2)
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8705           RCON 8706           RCON 8707           RCON 8708
                                          -------------------  ------------------  ------------------ -------------------
   d. Over-the-counter option contracts:
                                          -------------------  ------------------  ------------------ -------------------
      (1) Written options...........                        0                   0                   0                   0   14.d.(1)
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8709           RCON 8710           RCON 8711           RCON 8712
                                          -------------------  ------------------  ------------------ -------------------
      (2) Purchased options..........                       0                   0                   0                   0   14.d.(2)
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8713           RCON 8714           RCON 8715           RCON 8716
                                          -------------------  ------------------  ------------------ -------------------
   e. Swaps...........................                110,208                   0                   0                   0   14.e.
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 3450           RCON 3826           RCON 8719           RCON 8720
                                          -------------------  ------------------  ------------------ -------------------
15. Total gross notional amount of
    derivative contracts held
    for trading........................                     0                   0                   0                   0   15.
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON A126           RCON A127           RCON 8723           RCON 8724
                                          -------------------  ------------------  ------------------ -------------------
16. Total gross notional amount of
    derivative contracts held for
    purposes other than trading:
                                          -------------------  ------------------  ------------------ -------------------
   a. Contracts marked to market......                      0                   0                   0                   0   16.a.
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8725           RCON 8726           RCON 8727           RCON 8728
                                          -------------------  ------------------  ------------------ -------------------
   b. Contracts not marked to market..                110,208                  27                   0                   0   16.b.
                                          -------------------  ------------------  ------------------ -------------------
                                                RCON 8729           RCON 8730           RCON 8731           RCON 8732
                                          -------------------  ------------------  ------------------ -------------------


                                           Call Date:  12/31/95   ST-BK: 40-2545
                                                                      Page RC-15

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip:    Oklahoma City, OK  73125
FDIC Certificate No.: 26718

Schedule RC-L--Continued

                                    ------------------------------------------------------------------------------------
                                         (Column A)            (Column B)            (Column C)           (Column D)
        Dollar Amounts in Thousands    Interest Rate        Foreign Exchange     Equity Derivative       Commodity and
- -----------------------------------      Contracts             Contracts             Contracts          Other Contracts
    Off-balance Sheet Derivatives   ------------------    ------------------    ------------------    ------------------
       Position Indicators          RCON  Bil Mil Thou    RCON  Bil Mil Thou    RCON  Bil Mil Thou    RCON  Bil Mil Thou
- ----------------------------------- ------------------    ------------------    ------------------    ------------------
17. Gross fair values:
    a. Contracts held for
       trading:
      (1) Gross positive
          fair value. . . . . . . . 8733             0    8734             0    8735             0    8736             0   17.a.(1)
      (2) Gross negative
          fair value. . . . . . . . 8737             0    8738             0    8739             0    8740             0   17.a.(2)
    b. Contracts held for
       purposes other than
       trading that are marked
       to market:
      (1) Gross positive
          fair value. . . . . . . . 8741             0    8742             0    874              0    8744             0   17.b.(1)
      (2) Gross negative
          fair value. . . . . . . . 8745             0    8746             0    8747             0    8748             0   17.b.(2)
    c. Contracts held for
       purposes other than
       trading that are not
       marked to market:
      (1) Gross positive
          fair value. . . . . . . . 8749           177    8750            27    8751             0    8752             0   17.c.(1)
      (2) Gross negative
          fair value. . . . . . . . 8753             0    8754             0    8755             0    8756             0   17.c.(2)
                                    ------------------------------------------------------------------------------------

Memoranda                                                                                          ------------------
                                                                    Dollar Amounts in Thousands    RCON  Bil Mil Thou
- ------------------------------------------------------------------------------------------------   ------------------
1.-2. Not applicable
3. Unused commitments with an original maturity exceeding one year that are reported in
   Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of
   commitments that are fee paid or otherwise legally binding). . . . . . . . . . . . . . . . .    3833       421,436    M.3.
   a. Participations in commitments with an original maturity            -----------------------
      exceeding one year conveyed to others. . . . . . . . . . . . . . .   RCON  3834     66,115                         M.3.a.
4. To be completed only by banks with $1 billion or more in total assets:-----------------------
   Standby letters of credit (both financial and performance) issued to non-U.S. addresses
   (domicile) included in Schedule RC-L, items 2 and 3, above . . . . . . . . . . . . . . . . .    3377             0    M.4.
5. To be completed for the September report only:
   Installment loans to individuals for household, family, and other personal expenditures that have been securitized and sold without recourse (with servicing retained), amounts outstanding by type of loan:
   a. Loans to purchase private passenger automobiles . . . . . . . . . . . . . . . . . . . . .    2741           N/A    M.5.a.
   b. Credit cards and related plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2742           N/A    M.5.b.
   c. All other consumer installment credit (including mobile home loans) . . . . . . . . . . .    2743           N/A    M.5.c.


                                            Call Date:  12/31/95  ST-BK: 40-2545
                                                                      Page RC-16
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip     Oklahoma City, OK  73125
FDIC Certificate No.: 26718

Schedule RC-M--Memoranda

                                                                                                             --------
                                                                                                                C365
                                                                                                   ------------------
                                                                     Dollar Amounts in Thousands   RCON  Bil Mil Thou
- -------------------------------------------------------------------------------------------------  ------------------
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
   a. Aggregate amount of all extensions of credit to all executive officers, directors, principal
      shareholders, and their related interests . . . . . . . . . . . . . . . . . . . . . . . .    6164         2,479    1.a.
   b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to
      related interests) equals or exceeds the lesser of $500,000 or 5 percent           Number
      of total capital as defined for this purpose in agency regulations    RCON  6165        3                          1.b.
2. Federal funds sold and securities purchased under agreements to resell with U.S. branches
   and agencies of foreign banks(1) (included in Schedule RC, items 3.a and 3.b . . . . . . . .    3405             0    2.
3. Not applicable.
4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others
   (include both retained servicing and purchased servicing):
   a. Mortgages serviced under a GNMA Contract. . . . . . . . . . . . . . . . . . . . . . . . .    5500             0    4.a.
   b. Mortgages serviced under a FHLMC Contract:
      (1) Serviced with recourse to servicer. . . . . . . . . . . . . . . . . . . . . . . . . .    5501             0    4.b.(1)
      (2) Serviced without recourse to servicer . . . . . . . . . . . . . . . . . . . . . . . .    5502             0    4.b.(2)
   c. Mortgages serviced under a FNMA Contract:
      (1) Serviced under a regular option Contract. . . . . . . . . . . . . . . . . . . . . . .    5503             0    4.c.(1)
      (2) Serviced under a special option Contract. . . . . . . . . . . . . . . . . . . . . . .    5504             0    4.c.(2)
   d. Mortgages serviced under other servicing Contracts. . . . . . . . . . . . . . . . . . . .    5505             0    4.d.
5. To be completed only by banks with $1 billion or more in total assets:
   Customers' liability to this bank on acceptances outstanding (sun of items 5.a and 5.b must equal Schedule RC, item 9:
   (a) U.S. addresses (domicile). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2103           434    5.a.
   (b) Non-U.S. addresses (domicile). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2104             0    5.b.
6. Intangible assets: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3164             0    6.a.
   a. Mortgage servicing rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3164             0    6.a.
   b. Other identifiable intangible assets:
      (1) Purchased credit card relationships . . . . . . . . . . . . . . . . . . . . . . . . .    5506             0    6.b.(1)
      (2) All other identifiable intangible assets. . . . . . . . . . . . . . . . . . . . . . .    5507        10,042    6.b.(2)
   c. Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3163        32,028    6.c.
   d. Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10). . . . . . . . . .    2143        42,000    6.d.
   e. Amount of intangible assets (included in item 6.b.(2) above) that have been grandfathered or
      are otherwise qualifying for regulatory capital purposes. . . . . . . . . . . . . . . . .    6442             0    6.e.
7. Mandatory convertible debt, net of common or perpetual preferred stock dedicated to
   redeem the debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3295             0    7.
                                                                                               ------------------------

- -------------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

                                            Call Date:  12/31/95  ST-BK: 40-2545
                                                                      Page RC-17
Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip     Oklahoma City, OK  73125
FDIC Certificate No.: 26718

Schedule RC-M--Continued

                                                                                                   ------------------
                                                                    Dollar Amounts in Thousands    RCON  Bil Mil Thou
- -----------------------------------------------------------------------------------------------    ------------------
8. a. Other real estate owned:
      (1) Direct and indirect investments in real estate ventures . . . . . . . . . . . . . . .     5372            0    8.a.(1)
      (2) All other real estate owned:
          (a) Construction and land development . . . . . . . . . . . . . . . . . . . . . . . .     5508            8    8.a.(2)(
          (b) Farmland. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5509            0    8.a.(2)(
          (c) 1-4 family residential properties . . . . . . . . . . . . . . . . . . . . . . . .     5510          727    8.a.(2)(
          (d) Multifamily (5 or more) residential properties. . . . . . . . . . . . . . . . . .     5511            0    8.a.(2)(
          (e) Nonfarm nonresidential properties . . . . . . . . . . . . . . . . . . . . . . . .     5512        1,470    8.a.(2)(
      (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7) . . . . . .     2150        2,205    8.a.(3)
   b. Investments in unconsolidated subsidiaries and associated companies:
      (1) Direct and indirect investments in real estate ventures . . . . . . . . . . . . . . .     5374            0    8.b.(1)
      (2) All other investments in unconsolidated subsidiaries and associated companies . . . .     5375            1    8.b.(2)
      (3) Total (sum of items 8.b.(1) and 8.b.(2) (must equal Schedule RC, item 8). . . . . . .     2130            1    8.b.(3)
   c. Total assets of unconsolidated subsidiaries and associated companies. . . . . . . . . . .     5376            1    8.c.
9. Noncumulative perpetual preferred stock and related surplus included in Schedule RC,
   item 23, "Perpetual preferred stock and related surplus" . . . . . . . . . . . . . . . . . .     3778            0    9.
10. Mutual fund and annuity sales during the quarter (include proprietary, private label, and third party products):
    a. Money market funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6441            0    10.a.
    b. Equity securities funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8427            0    10.b.
    c. Debt securities funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8428            0    10.c.
    d. Other mutual funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8429            0    10.d.
    e. Annuities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8430            0    10.e.
    f. Sales of proprietary mutual funds and annuities (included in items 10.a through
       10.e above). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8784            0    10.f.
                                                                                              ------------------------

- -------------------------------------------------------------------------------------------------------------------------------
Memorandum
                                                                    Dollar Amounts in Thousands     RCON  Bil Mil Thou
- -----------------------------------------------------------------------------------------------     ------------------
1. Interbank holdings of capital instruments (to be completed for the December report only):
   a. Reciprocal holdings of banking organizations' capital instruments . . . . . . . . . . . .    3836            38    M.1.a.
   b. Nonreciprocal holdings of banking organizations' capital instruments. . . . . . . . . . .    3837             0    M.1.b.
- -------------------------------------------------------------------------------------------------------------------------------

                                            Call Date:  12/31/95  ST-BK: 40-2545
                                                                      Page RC-18

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip     Oklahoma City, OK  73125
FDIC Certificate No.: 26718

Schedule RC-N--Past Due and Nonaccrual Loans, Leases, and Other Assets

The FFIEC regards the information reported in         ----------------------------------------------------------------  C370
all of Memorandum item 1, in items 1 through 10,           (Column A)           (Column B)            (Column C)
column A, and in Memorandum items 2 through 4,             Past due            Past due 90            Nonaccrual
column A, as confidential.                              30 through 89          days or more
                                                        days and still          and still
                                                            accruing             accruing
                                                      --------------------    ------------------    ------------------
                         Dollar Amounts in Thousands   RCON  Bil Mil Thou     RCON  Bil Mil Thou    RCON  Bil Mil Thou
- ----------------------------------------------------  --------------------    ------------------    ------------------
1. Loans secured by real estate:
   a. To U.S. addressees (domicile). . . . . . . .     1245             0    1246            13    1247         5,964    1.a.
   b. To non-U.S. addressees (domicile). . . . . .     1248             0    1249             0    1250             0    1.b.
2. Loans to depository institutions and acceptances
   of other banks:
   a. To U.S. banks and other U.S. depository
      institutions . . . . . . . . . . . . . . . .     5377             0    5378             0    5379             0    2.a.
   b. To foreign banks . . . . . . . . . . . . . .     5380             0    5381             0    5382             0    2.b.
3. Loans to finance agricultural production and
   other loans to farmers. . . . . . . . . . . . .     1594             0    1597             0    1583           203    3.
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile). . . . . . . .     1251             0    1252             0    1253         3,199    4.a.
   b. To non-U.S. addressees (domicile). . . . . .     1254             0    1255             0    1256             0    4.b.
5. Loans to individuals for household, family, and
   other personal expenditures:
   a. Credit cards and related plans . . . . . . .     5383             0    5384            37    5385             0    5.a.
   b. Other (includes single payment, installment,
      and all student loans) . . . . . . . . . . .     5386             0    5387            35    5388         1,040    5.b.
6. Loans to foreign governments and official
   institutions. . . . . . . . . . . . . . . . . .     5389             0    5390             0    5391             0    6.
7. All other loans . . . . . . . . . . . . . . . .     5459             0    5460             0    5461             0    7.
8. Lease financing receivables:
   a. Of U.S. addressees (domicile). . . . . . . .     1257             0    1258             0    1259             0    8.a.
   b. Of non-U.S. addressees (domicile). . . . . .     1271             0    1272             0    1791             0    8.b.
9. Debt securities and other assets (exclude other
   real estate owned and other repossessed assets)     3505             0    3506             0    3507             0    9.
                                                      ----------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

                                                       ---------------------------------------------------------------
10. Loans and leases reported in items 1               RCON  Bil Mil Thou    RCON  Bil Mil Thou    RCON  Bil Mil Thou
                                                       -------------------   ------------------    ------------------
    through 8 above which are wholly or partially
    guaranteed by the U.S. government. . . . . . .     5612             0    5613             0    5614         2,344    10.
    a. Guaranteed portion of loans and leases
       included in item 10 above . . . . . . . . .     5615             0    5616             0    5617           892    10.a.
                                                       ----------------------------------------------------------------

                                            Call Date:  12/31/95  ST-BK: 40-2545
                                                                      Page RC-19

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip     Oklahoma City, OK  73125
FDIC Certificate No.: 26718

Schedule RC-N--Continued

                                                                                                              --------
                                                                                                                C373
                                                      ----------------------------------------------------------------
                                                           (Column A)          (Column B)              (Column C)
                                                           Past due            Past due 90             Nonaccrual
                                                         30 through 89         days or more
                                                         days and still         and still
Memoranda                                                   accruing            accruing
                                                       ------------------    ------------------    ------------------
                         Dollar Amounts in Thousands   RCON  Bil Mil Thou    RCON  Bil Mil Thou    RCON  Bil Mil Thou
- ----------------------------------------------------   --------------------------------------------------------------
1. Restructured loans and leases included in
   Schedule RC-N, items 1 through 8, above (and not
   reported in Schedule RC-C, part I, Memorandum
   item 2) . . . . . . . . . . . . . . . . . . . .     1658             0    1659             0    1661             0    M.1.
2. Loans to finance commercial real estate,
   construction, and land development activities
   (not secured by real estate) included in
   Schedule RC-N, items 4 and 7, above . . . . . .     6558             0    6559             0    6560             0    M.2.
3. Loans secured by real estate (sum of
   Memorandum items 3.a through 3.e must
   equal sum of Schedule RC-N, items 1.a and
   1.b, above):
   a. Construction and land development. . . . . .     2759             0    2769             0    3492           448    M.3.a.
   b. Secured by farmland. . . . . . . . . . . . .     3493             0    3494             0    3495             0    M.3.b.
   c. Secured by 1-4 family residential properties:
     (1) Revolving, open-end loans secured by
         1-4 family residential properties and
         extended under lines of credit. . . . . .     5398             0    5399             0    5400             0    M.3.c.(1)
     (2) All other loans secured by 1-4 family
         residential properties. . . . . . . . . .     5401             0    5402            13    5403         1,135    M.3.c.(2)
   d. Secured by multifamily (5 or more) residential
      properties . . . . . . . . . . . . . . . . .     3499             0    3500             0    3501            15    M.3.d.
   e. Secured by nonfarm nonresidential properties     3502             0    3503             0    3504         4,366    M.3.e.
                                                       -----------------------------------------------------------------

                                                       ----------------------------------------
                                                            (Column A)          (Column B)
                                                           Past due 30         Past due 90
                                                         through 89 days       days or more
                                                       ------------------    ------------------
                         Dollar Amounts in Thousands   RCON  Bil Mil Thou    RCON  Bil Mil Thou
- ----------------------------------------------------   ------------------    ------------------
4. Interest rate, foreign exchange rate, and other
   commodity and equity Contracts:
   a. Book value of amounts carried as assets. . .     3522             0    3528             0    M.4.a.
   b. Replacement cost of Contracts with a
      positive replacement cost. . . . . . . . . .     3529             0    3530             0    M.4.b.
                                                       ----------------------------------------


                                           Call Date:  12/31/95   ST-BK: 40-2545
                                                                      Page RC-2

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip:    Oklahoma City, OK  73125
FDIC Certificate No.: 26718

SCHEDULE RC-O--OTHER DATA FOR DEPOSIT INSURANCE ASSESSMENTS



                                                                                                                 C375     (-
                                                                                                    ------------------
                                                                   Dollar Amounts in Thousands      RCON Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
 1.  Unposted debits (see instructions):

     a. Actual amount of all unposted debits . . . . . . . . . . . . . . . . . . . . . . . . . .   0030             0    1.a
        OR
     b. Separate amount of unposted debits:
        (1) Actual amount of unposted debits to demand deposits. . . . . . . . . . . . . . . . .   0031           N/A    1.b.(1)
        (2) Actual amount of unposted debits to time and savings deposits (1). . . . . . . . . .   0032           N/A    1.b.(2)

 2. Unposted credits (see instructions):
    a. Actual amount of unposted credits . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3510             0    2.a.
       OR
    b. Separate amount of unposted credits:
       (1) Actual amount of unposted credits to demand deposits. . . . . . . . . . . . . . . . .   3512           N/A    2.b.(1)
       (2) Actual amount of unposted credits to time and savings deposits (1). . . . . . . . . .   3514           N/A    2.b.(2)

 3. Uninvested trust funds (cash) held in bank's own trust department (not included
    in total deposits) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3520             0    3.

 4. Deposits of consolidated subsidiaries (not included in total deposits):
    a. Demand deposits of consolidated subsidiaries. . . . . . . . . . . . . . . . . . . . . . .   2211         3,506    4.a
    b. Time and savings deposits (1) of consolidated subsidiaries. . . . . . . . . . . . . . . .   2351             0    4.b
    c. Interest accrued and unpaid on deposits of consolidated subsidiaries. . . . . . . . . . .   5514             0    4.c
 5. Not applicable.

Item 6 is not applicable to state nonmember banks that have not been authorized by the
Federal Reserve to act as pass-through correspondents.
 6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
    a. Amount reflected in demand deposits (included in Schedule RC-E.
       Memorandum item 4.a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2314           257    6.a
    b. Amount reflected in time and savings deposits(1)(included in Schedule RC-E,
       Memorandum item 4.b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2315             0    6.b
 7. Unamortized premiums and discounts on time and savings deposits:(1)
    a. Unamortized premiums. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5516             0    7.a
    b. Unamortized discounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5517             0    7.b

 8. To be completed by banks with "Oakar deposits."
    Total "Adjusted Attributable Deposits of all Institutions acquired under Section 5(d)(3) of
    the Federal Deposit Insurance Act (from most recent FDIC Oakar Transaction Worksheet(s)) . .   5518        46,000    8.

 9. Deposits in lifeline accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5596                  9.

10. Benefit-responsive "Depository Institution Investment Contracts " (included in total
    deposits). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8432             0   10.


- ------------------------------
(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

                                           Call Date:  12/31/95   ST-BK: 40-2545
                                                                       Page RC-2

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip:    Oklahoma City, OK  73125
FDIC Certificate No.: 26718

SCHEDULE RC-O--CONTINUED



                                                                   Dollar Amounts in Thousands      RCON Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
11. Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
    a. Amount by which demand deposits would be reduced if reciprocal demand balances between the reporting bank and savings associations were reported on a net basis
       rather than a gross basis in Schedule RC-E . . . . . . . . . . . . . . . . . . . . . . .     8785         2,103    11.a
    b. Amount by which demand deposits would be increased if reciprocal demand balances between the reporting bank and U.S. branches and agencies of foreign banks were
       reported on a gross basis rather than a net basis in Schedule RC-E . . . . . . . . . . .     A181             0    11.b
    c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of net reciprocal demand balances between the reporting bank and the domestic offices of U.S. banks and savings associations
       in Schedule RC-E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A182             0    11.c



Memoranda (to be completed each quarter except as noted)

                                                                   Dollar Amounts in Thousands      RCON Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
 1. Total deposits of the bank (sum or Memorandum items 1.a.(1) and
    1.b.(1) must equal Schedule RC, item 13.a):
    a. Deposit accounts of $100,000 or less:
      (1) Amount of deposit accounts of $100,000 or less . . . . . . . . . . . . . . . . . . .     2702       822,308     M.1.a.(1)
      (2) Number of deposit accounts of $100,000 or less (to be                         Number
          completed for the June report only). . . . . . . . . . . . . . . RCON 3779       N/A                            M.1.a.(2)
   b. Deposit accounts of more than $100,000:
      (1) Amount of deposit accounts of more than $100,000 . . . . . . . . . . . . . . . . . .     2710       447,083     M.1.b.(1)
                                                                                         Number
      (2) Number of deposit accounts of more than $100,000 . . . . . . . . RCON 2722     1,288                            M.1.b.(2)
2. Estimated amount of uninsured deposits of the bank:
   a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2)
      above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

      Indicate in the appropriate box at the right whether your bank has a method or
      procedure for determining a better estimate of uninsured deposits than the                          YES       NO
      estimate described above . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6861             X     M.2.a
   b. If the box marked YES has been checked, report the estimate of uninsured deposits            RCON Bil Mil Thou
      determined by using your bank's method or procedure  . . . . . . . . . . . . . . . . . .     5597           N/A     M.2.b


- ------------------------------------------------------------------------------------------------------------------------------------
Person to whom questions about the Reports of Condition and Income should be directed: . . . .                   C377    (-




Charles Finsel, Senior Vice President and Controller                   (405) 230-4053
- ---------------------------------------------------------              ---------------------------------------------
Name and Title (Text 8901)                                              Area code/phone number/extension (TEXT 8902)


                                           Call Date:  12/31/95   ST-BK: 40-2545
                                                                       Page RC-2

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip:    Oklahoma City, OK  73125
FDIC Certificate No.: 26718


SCHEDULE RC-R--RISK-BASED CAPITAL

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, Item 12, for June 30, 1994, must complete items 2 through 9 and Memoranda Items 1 and 2. Banks with assets of less than $1 billion must complete items 1 and 2 below or Schedule RC-R in its entirety, depending on their response to Item 1 below.

 1. Test for determining the extent to which Schedule RC-R must be completed. To be completed only by banks with total assets of
    less than $1 billion. Indicate in the appropriate box             C380   ( -
    at the right whether the bank has a total capital greater
    than or equal to eight percent                                   YES   NO
    of adjusted total assets. . . . . . . . . . . . . .     RCON 6056         1.
      For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
      If the box marked YES has been checked, then the bank only has to complete item 2 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
      A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.


                                                                                 (Column A)           (Column B)
                                                                             Subordinated Debt(1)        Other
                                                                               and Intermediate         Limited-
                                                                                Term Preferred         Life Capital
                                                                                    Stock              Instruments
                                                                              ------------------    -------------------
                                              Dollar Amounts in Thousands    RCON  Bil Mil Thou    RCON  Bil  Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
 2.  Subordinated debt(1) ad other limited-life capital instruments (original weighted average maturity of at least five years) with a remaining maturity of:
     a. One year or less . . . . . . . . . . . . . . . . . . . . . . . . . .   3780              0   3786            0   2.a.
     b. Over one year through two years. . . . . . . . . . . . . . . . . . .   3781              0   3787            0   2.b.
     c. Over two years through three years . . . . . . . . . . . . . . . . .   3782              0   3788            0   2.c
     d. Over three years through four years. . . . . . . . . . . . . . . . .   3783              0   3789            0   2.d
     e. Over four years through five years . . . . . . . . . . . . . . . . .   3784              0   3790            0   2.e
     f. Over five years. . . . . . . . . . . . . . . . . . . . . . . . . . .   3785              0   3791            0   2.f
 3.  Not applicable

                                                                                  (Column A)             (Column B)
Items 4-9 and Memoranda items 1 and 2 are to be completed                           Assets             Credit Equiv-
by banks that answered NO to items 1 above                                         Recorded            alent Amount
by banks with total assets of $1 billion or more.                                   on the            of Off-Balance
                                                                                 Balance Sheet         Sheet Items (2)
                                                                              ------------------    -------------------
 4.  Assets and credit equivalent amounts of off-balance sheet items           RCON  Bil Mil Thou    RCON  Bil  Mil Thou
                                                                              ------------------    -------------------
     a. Assets recorded on the balance sheet:
       (1) Securities issued by, other claims on, and claims unconditionally guaranteed by, the U.S. Government and its agencies and
           other OECD central governments . . . . . . . . . . . . . . . . .    3794       104,586                          4.a.(1)
       (2) All other. . . . . . . . . . . . . . . . . . . . . . . . . . . .    3795        52,792                          4.a.(2)
     b. Credit equivalent amount of off-balance sheet items . . . . . . . .                         3796              0    4.b.



- ------------------------------
  (1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
  (2) Do not report in column B the risk-weighted amount of assets reported in column A.

                                           Call Date:  12/31/95   ST-BK: 40-2545
                                                                       Page RC-2

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip:    Oklahoma City, OK  73125
FDIC Certificate No.: 26718



SCHEDULE RC-R--CONTINUED


                                                                                 (Column A)           (Column B)
                                                                                   Assets            Credit Equiv-
                                                                                  Recorded           alent Amount
                                                                                   on the           of Off-Balance
                                                                                Balance Sheet         Sheet Items
                                                                              -----------------    -----------------
                                              Dollar Amounts in Thousands    RCON Bil Mil Thou    RCON Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
5. Assets and credit equivalent amounts of off-balance items assigned to the 20 percent risk category:
   a. Assets recorded on the balance sheet:
      (1) Claims conditionally guaranteed by the U.S. Government and
          its agencies and other OECD central governments. . . . . . . . .   3798        87,775                          5.a.(1)
      (2) Claims collateralized by securities issued by the U.S. Government and its agencies and other OECD central governments; by
          securities issued by U.S. Government-sponsored agencies; and
          by cash on deposit . . . . . . . . . . . . . . . . . . . . . . .   3799             0                          5.a.(2)
      (3) All other. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3800       392,207                          5.a.(3)
   b. Credit equivalent amount of off-balance sheet items. . . . . . . . .                         3801        44,837    5.b.
6. Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
   a. Assets recorded on the balance sheet . . . . . . . . . . . . . . . .   3802       120,903                          6.a.
   b. Credit equivalent amount of off-balance sheet items. . . . . . . . .                         3803             0    6.b.
7. Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
   a. Assets recorded on the balance sheet . . . . . . . . . . . . . . . .   3804       906,669                          7.a.
   b. Credit equivalent amount of off-balance sheet items. . . . . . . . .                         3805       239,940    7.b.
8. On-balance sheet asset values excluded from the calculation of the
   risk-based capital ratio(2) . . . . . . . . . . . . . . . . . . . . . .   3806           715                          8.
9. Total assets recorded on the balance sheet (sum of
   items 4.a, 5.a, 6.a, 7.a, and 8, column A) must equal Schedule RC,
   item 12 plus items 4.b and 4.c) . . . . . . . . . . . . . . . . . . . .   3807     1,665,647                          9.

Memoranda

                                                                     Dollar Amounts in Thousands    RCON Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
1. Current credit exposure across all off-balance sheet derivative
   contracts covered by the risk-based capital standards . . . . . . . . . . . . . . . . . . .     8764             0    M.1



                                                                        With a remaining maturity of
                                                           (Column A)            (Column B)           (Column C)
                                                        One year or less        Over one year       Over five years
2.  Notional principal amounts of                                             through five years
                                                        ------------------------------------------------------------
    off-balance sheet derivative contracts(3):          RCON Bil Mil Thou     RCON Bil Mil Thou    RCON Bil Mil Thou
- ---------------------------------------------------------------------------------------------------------------------------------
   a. Interest rate contracts. . . . . . . . . . . .   3809        10,208    8766       100,000    8767             0    M.2.a.
   b. Foreign exchange contracts . . . . . . . . . .   3812            27    8769             0    8770             0    M.2.b.
   c. Gold contracts . . . . . . . . . . . . . . . .   8771             0    8772             0    8773             0    M.2.c.
   d. Other precious metals contracts. . . . . . . .   8774             0    8775             0    8776             0    M.2.d.
   e. Other commodity contracts. . . . . . . . . . .   8777             0    8778             0    8779             0    M.2.e.
   f. Equity derivative contracts. . . . . . . . . .   A000             0    A0001            0    A002             0    M.2.f.


- ------------------------------
(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g., futures contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

                                           Call Date:  12/31/95   ST-BK: 40-2545
                                                                       Page RC-2

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip:    Oklahoma City, OK  73125
FDIC Certificate No.: 26718


                 OPTIONAL NARRATIVE STATEMENT CONCERNING THE AMOUNTS
                   REPORTED IN THE REPORTS OF CONDITION AND INCOME
                      at close of business on December 31, 1995

Boatmen's First National Bank of Oklahoma   Oklahoma City      , Oklahoma
- -----------------------------------------   -------------------  ---------------
Legal Title of Bank                         City                 State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No Comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.
- ------------------------------------------------------------------------------
No comment  /   /  (RCON 6979)                                   C371   C372 (-
            ----                                            ------------------
BANK MANAGEMENT STATEMENT (please type or print clearly):
(TEXT 6980)

    FINANCIAL RESULTS PRESENTED IN THIS CALL REPORT ARE CONSISTENT WITH REGULATORY REQUIREMENTS OF PUSH DOWN ACCOUNTING. THE FINANCIAL IMPACT OF PUSH DOWN ACCOUNTING RESULTED IN A $4.7 MILLION AFTER TAX REDUCTION IN INCOME FOR THE YEAR ENDED DECEMBER 31, 1995.




                     /S/ Joe T. Shockley, Jr.          1-24-96
                         -------------------           ----------------
                         SIGNATURE OF EXECUTIVE        DATE OF SIGNATURE
                         OFFICER OF BANK

                                           Call Date:  12/31/95   ST-BK: 40-2545
                                                                       Page RC-2

Legal Title of Bank:  Boatmen's First National Bank of Oklahoma
Address:              211 N. Robinson
City, State   Zip:    Oklahoma City, OK  73125
FDIC Certificate No.: 26718


                      THIS PAGE IS TO BE COMPLETED BY ALL BANKS
- --------------------------------------------------------------------------------

CALL NO. 194    32   12-31-95

STBR:  40-2545 00021  STCERT:  40-26718

BOATMEN'S FIRST NATIONAL BANK OF OKL
P.O. BOX 25189
OKLAHOMA CITY, OK    73125



- --------------------------------------------------------------------------------
    OMB No. For  OCC:  1557-0081
    OMB No. For FDIC   3064-0052
OMB No. For Federal Reserve:  7100-0036
      Expiration Date:  3/31/96

       SPECIAL REPORT
(Dollar Amounts in Thousands)

CLOSE OF BUSINESS      FDIC Certificate Number
DATE                                                C-700     (-
      12/31/95             26718
                           -----
- --------------------------------------------------------------------------------
LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
- --------------------------------------------------------------------------------
The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of
Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation 0) for the definitions of
"executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.
- --------------------------------------------------------------------------------



a. Number of loans made to executive officers since the previous
   Call Report date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCON 3561           1    a.
b. Total dollar amount of above loans (in thousands of dollars)  . . . . . . . . . . . . . . . . RCON 3562           5    b.
c. Range of interest charged on above loans
   (example:  9 3/4 = 9.75). . . . . . . . . . . . . . . . . . . . . .  RCON 7701  18.00   % to  RCON 7702   18.00   %    c.


- --------------------------------------------------------------------------------



- -------------------------------------------------------------------------------
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT                  DATE (Month, Day, Year)

/s/Charles Finsel SVP & Controller                                                    1/24/96
- -------------------------------------------------------------------------------
NAME AND TITLE OF PERSON TO WHOM INQUIRIES MAY BE DIRECTED (TEXT 8903)    AREA CODE/PHONE NUMBER/EXTENSION
                                                                          (TEXT 8904)

Charles Finsel, Senior Vice President and Controller                              (405) 230-4053
- --------------------------------------------------------------------------------
FDIC 8040/53 (6-95)
